As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nortek, Inc.

(Exact name of registrant as specified in its charter)

(see table of additional registrants)

Delaware	3634	05-0314991
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Kennedy Plaza

Providence, Rhode Island 02903-2360

(401) 751-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service:

Kevin W. Donnelly, Esq.

Senior Vice President, General Counsel and Secretary

Nortek, Inc.

50 Kennedy Plaza

Providence, Rhode Island 02903-2360

(401) 751-1600

See Table of Additional Registrant Guarantors Continued on the Next Page

Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin W. Donnelly, Esq. Senior Vice President, General Counsel and Secretary Nortek, Inc. 50 Kennedy Plaza Providence, Rhode Island 02903-2360 (401) 751-1600	Jennifer Bensch Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8.5% Senior Notes due 2021	$235,000,000	100%	$235,000,000	$32,054
Guarantees of 8.5% Senior Notes due 2021(2)	—	—	—	—(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)	See inside facing page for table of additional registrant guarantors.

(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the registration of the Guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
2GIG Technologies, Inc.	Delaware	3699	26-1609533
Barcom Asia Holdings, LLC	Kentucky	6719	20-3024469
Barcom China Holdings, LLC	Kentucky	6719	98-0675124
Broan-Mexico Holdings, Inc.	Delaware	6719	05-0411438
Broan-Nutone LLC	Delaware	3634	05-0504397
Broan-Nutone Storage Solutions LP	Delaware	3634	05-0494328
CES Group, LLC	Delaware	3585	73-1015781
CES International Ltd.	Delaware	6719	05-0516119
CLPK, LLC	Delaware	6719	20-4552925
Core Brands, LLC	California	3612	94-2350890
Ergotron, Inc.	Minnesota	2599	41-1298218
Gates That Open, LLC	Florida	3699	59-3596645
Gefen, LLC	California	3663	91-1941217
Governair LLC	Oklahoma	3585	73-0261240
Huntair, Inc.	Delaware	3585	20-4552838
Huntair Middle East Holdings, Inc.	Delaware	3585	20-4960110
Linear LLC	California	3699	95-2159070
LT Sale Co., Inc.	Utah	9999	87-0430152
Magenta Research Ltd.	Connecticut	3663	06-1505160
Mammoth, Inc.	Delaware	3585	43-1413077
NORDYNE International, Inc.	Delaware	3585	05-0414381
Nordyne LLC	Delaware	3585	20-2787842
Nortek International, Inc.	Delaware	6719	20-3690717
NuTone LLC	Delaware	3634	95-3959551
Operator Specialty Company, Inc.	Michigan	3699	38-2086248
Pacific Zephyr Range Hood Inc.	California	3634	95-4458936
Rangaire GP, Inc.	Delaware	6719	05-0494327
Rangaire LP, Inc.	Delaware	6719	74-2759900
Temtrol, LLC	Oklahoma	3585	73-0630996
TV One Broadcast Sales Corporation	Kentucky	3663	61-1203776
Zephyr Ventilation, LLC	California	3634	94-3251650

The address, including zip code, and telephone number, including area code, of each Additional Registrant’s principal executive offices is: c/o Nortek, Inc. 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, (401)751-1600.

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is: Kevin W. Donnelly, Esq., Senior Vice President, General Counsel and Secretary Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360, (401) 751-1600.

Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin W. Donnelly, Esq. Senior Vice President, General Counsel and Secretary Nortek, Inc. 50 Kennedy Plaza Providence, Rhode Island 02903-2360 (401) 751-1600	Jennifer Bensch Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2013

PRELIMINARY PROSPECTUS

NORTEK, INC.

OFFER TO EXCHANGE

Up to $235,000,000 aggregate principal amount of its 8.5% Senior Notes due 2021, the issuance of which has been registered under the Securities Act of 1933, as amended, (CUSIP No. 656559 BQ3)

for

a like principal amount of its outstanding 8.5% Senior Notes due 2021 issued on October 18, 2012 (CUSIP Nos. 656559 BR1 and U65674 AJ9)

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $235,000,000 aggregate principal amount of our 8.5% Senior Notes due 2021 registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “exchange notes”), for a like principal amount of our outstanding 8.5% Senior Notes due 2021 issued on October 18, 2012 (the “existing notes”). We are also offering the subsidiary guarantees of the exchange notes, which are described in this prospectus. The terms of the exchange notes are substantially identical to the terms of the existing notes except that the transfer restrictions, registration rights and additional interest relating to the existing notes do not apply to the exchange notes.

The principal features of the exchange offer are as follows:

•	We will exchange all existing notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	You may withdraw tendered existing notes at any time prior to the expiration of the exchange offer.

•

The exchange offer expires at 5:00 p.m., New York City time, on             , 2013, unless extended. The exchange of existing notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

•	We will not receive any proceeds from the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

All untendered existing notes will continue to be subject to the restrictions on transfer set forth in the existing notes and in the indenture governing the existing notes. In general, the existing notes may not be offered or sold except in a transaction registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

You should consider carefully the risk factors beginning on page 7 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or the exchange offer that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are offering to exchange the existing notes for the exchange notes only in places where the exchange offer is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We and the guarantors have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors or the exchange notes, we refer you to the registration statement. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance therewith, we file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information about the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

INCORPORATION BY REFERENCE

We “incorporate by reference” certain information in this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC, which are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any of our future filings made with the SEC under Section 13(a), 13(c), 14 or l5(d) of the Exchange Act until the exchange offer has been completed, provided that this prospectus will not incorporate any information contained in such filings that has been furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit:

•	Annual Report on Form 10-K for the year ended December 31, 2012;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed on April 5, 2013 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 30, 2013; and

•	Our Current Reports on Form 8-K filed with the SEC on February 14, 2013, March 11, 2013, March 21, 2013, April 1, 2013, May 9, 2013 and June 7, 2013.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents), unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or oral requests should be directed to Kevin W. Donnelly, Esq., Senior Vice President, General Counsel and Secretary, Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903-2360. Our telephone number is (401) 751-1600. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer. In any event, you must request this information prior to             , 2013, in order to receive the information prior to the expiration of the exchange offer.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain “forward-looking statements”. When used herein and therein, words such as “intend,” “plan,” “estimate,” “believe,” “will,” “could,” “may,” “seek,”, “anticipate” and “expect” or other similar expressions are intended to identify forward-looking statements, which are provided “safe harbor” protection under the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties, over which the Company has no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include: the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components; freight costs; global economic conditions and the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets; interest rates; employment levels; inflation; foreign currency fluctuations; foreign economic and political conditions; consumer spending levels; exposure to foreign economies; the rate of sales growth; prices; competition; maintaining good relationship with customers and suppliers; weather fluctuations; acquisition and integration risks; the success of our operational improvement initiatives; labor disruptions; increased costs associated with regulatory compliance; changes in tax law; our ability to service our indebtedness; and product and warranty liability claims. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by applicable securities laws). All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. You are also urged to carefully review and consider the risk factors contained herein and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2012, and any further disclosures the Company makes on related subjects in its 10-Q and 8-K reports filed with the SEC.

iii

SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, including our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2013, before participating in the exchange offer. Except as otherwise required by the context, in this prospectus, “the Company,” “we,” “us” and “our” refer to Nortek, Inc. and its subsidiaries, and the “Issuer” or “Nortek” refers to Nortek, Inc., exclusive of its subsidiaries.

General

Operating within five reporting segments, we are a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. Our reporting segments are as follows:

•	the Residential Ventilation (“RESV”) segment;

•	the Technology Solutions (“TECH”) segment;

•	the Display Mount Solutions (“DMS”) segment;

•	the Residential Heating and Cooling (“RHC”) segment; and

•	the Custom & Engineered Solutions (“CES”) segment.

Through these segments, we manufacture and sell, primarily in the United States, Canada, and Europe, with additional manufacturing in China, a wide variety of products for the remodeling and replacement markets, the residential and commercial new construction markets, the manufactured housing market, and the personal and enterprise computer markets.

Our performance is significantly impacted by the levels of residential replacement and remodeling activity, as well as the levels of residential and non-residential new construction. New residential and non-residential construction activity and, to a lesser extent, residential remodeling and replacement activity are affected by seasonality and cyclical factors such as interest rates, credit availability, inflation, consumer spending, employment levels and other macroeconomic factors, over which we have no control.

Corporate Information

Nortek’s corporate headquarters is located at 50 Kennedy Plaza, Providence, Rhode Island 02903-2360. Our telephone number is (401) 751-1600. Our website is www.nortekinc.com. The information on our website is not deemed to be part of, or incorporated by reference into, this prospectus, and you should not rely on it in connection with your decision whether or not to participate in the exchange offer.

The Exchange Offer

On October 18, 2012, we completed a private offering of the existing notes. The existing notes were offered as “additional notes” under an indenture pursuant to which we had previously issued $500,000,000 in aggregate principal amount of 8.50% Senior Notes due 2021 (the “old notes” and together with the existing notes and the exchange notes, the “notes”). The existing notes are treated as a single series under the indenture with the old notes and have the same terms as the old notes, except that (i) the old notes were subject to a separate registration rights agreement and (ii) the existing notes have a separate CUSIP number from that of the old notes. The existing notes and the old notes vote as one class under the indenture governing the notes.

Concurrently with the private offering, we entered into a registration rights agreement (the “Registration Rights Agreement”) with UBS Securities LLC, as representative for several initial purchasers. Pursuant to the Registration Rights Agreement, we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offer. For more information please see “The Exchange Offer.” The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

General	The form and terms of the exchange notes are the same as the form and terms of the existing notes except that:

• the issuance and sale of the exchange notes have been registered pursuant to an effective registration statement under the Securities Act; and

•   the holders of the exchange notes will not be entitled to certain registration rights or the additional interest provisions of the Registration Rights Agreement, which permits an increase in the interest rate on the existing notes in some circumstances relating to the timing of the exchange offer. See “The Exchange Offer.”

The Exchange Offer	We are offering to exchange up to $235,000,000 aggregate principal amount of 8.5% Senior Notes due 2021 that have been registered under the Securities Act for a like principal amount of our outstanding 8.5% Senior Notes due 2021 issued on October 18, 2012.

The exchange offer will remain in effect for a limited time. We will accept any and all existing notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2013. Holders may tender some or all of their existing notes pursuant to the exchange offer. However, the existing notes may be tendered only in a denomination equal to $2,000 and any integral multiples of $1,000 in excess of $2,000.

Resale	Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third-parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

• are a broker-dealer that purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

• acquired the exchange notes other than in the ordinary course of your business;

• have an arrangement with any person to engage in the distribution of the exchange notes; or

• are prohibited by law or policy of the SEC from participating in the exchange offer.

However, we have not obtained a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer.

Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless we decide to extend it. We do not currently intend to extend the expiration date, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Existing Notes	To participate in the exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your existing notes by following the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form, as described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

For more details, please read “The Exchange Offer — Procedures for Tendering” and “The Exchange Offer — Book-Entry Transfer.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of existing notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those existing notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those existing notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your existing notes, either make appropriate arrangements to register ownership of the existing notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Withdrawal Rights	You may withdraw your tender of existing notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “The Exchange Offer — Withdrawal of Tenders.”

Acceptance of Existing Notes and Delivery of Exchange Notes	Subject to customary conditions, we will accept existing notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.

Consequences of Failure to Exchange Existing Notes

If you do not exchange your existing notes in the exchange offer, you will no longer be able to require us to register the existing notes under the Securities Act, except in the limited circumstances provided under the Registration Rights Agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the existing notes unless we have registered the existing notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

The liquidity of any existing notes remaining after the exchange offer may be adversely affected.

Dissenters’ Rights	Holders of existing notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

Interest on the Exchange Notes and the Existing Notes	The exchange notes will bear interest from the most recent interest payment date on which interest has been paid on the existing notes. Holders whose existing notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the existing notes.

Broker-Dealers	Each broker-dealer that receives exchange notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Certain U.S. Federal Income Tax Consequences	The holder’s receipt of exchange notes in exchange for existing notes will not constitute a taxable event for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association, the trustee under the indenture governing the notes, or the indenture, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer— Exchange Agent.

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy certain of our obligations under the Registration Rights Agreement.

Fees and Expenses	We will bear all expenses related to the exchange offer. Please read “The Exchange Offer — Fees and Expenses.”

The Exchange Notes

Issuer	Nortek, Inc.

Notes Offered

Up to $235,000,000 in aggregate principal amount of 8.5% Senior Notes due 2021. The exchange notes, the existing notes and the old notes will be considered to be a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

As of the date of this prospectus, there is $500.0 million aggregate principal amount of the old notes outstanding and $235.0 million aggregate principal amount of the existing notes outstanding.

Maturity Date	The exchange notes will mature on April 15, 2021.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue at a rate of 8.5% per annum.

Interest Payment Dates	April 15 and October 15, commencing October 15, 2013. Interest will accrue from the most recent date to which interest on the existing notes has been paid.

Guarantees	The exchange notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our current and future domestic restricted subsidiaries (other than receivables subsidiaries, immaterial subsidiaries or non-wholly owned subsidiaries unless such non-wholly owned subsidiary guarantees any credit facilities or any capital markets securities of the Issuer or any guarantor) that guarantees any of our or our other restricted subsidiaries’ other indebtedness. See “Description of Exchange Notes — Note Guarantees.”

Ranking	The exchange notes and the related guarantees are general senior unsecured obligations of the Issuer and each guarantor and will:

• rank equally in right of payment to all our and each guarantor’s existing and future senior unsecured debt;

• rank senior in right of payment to our and each guarantor’s future debt that is expressly subordinated in right of payment to the notes and the guarantees; and

•   are effectively subordinated to our and each guarantor’s secured indebtedness, including indebtedness under the senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness.

Optional Redemption	The notes will be redeemable, in whole or in part, at any time on or after April 15, 2016 on the redemption dates and at the redemption prices specified under “Description of Exchange Notes — Optional Redemption.” Prior to such date, we may redeem some or all of the notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. In addition, we may redeem up to 35% of the notes before April 15, 2014 with the net cash proceeds from certain equity offerings.

Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our subsidiaries to:

• incur additional indebtedness;

• pay dividends or make other distributions or repurchase or redeem our stock;

• sell assets;

• make loans and investments;

• enter into transactions with affiliates;

• incur certain liens;

• impose restrictions on the ability of a subsidiary to pay dividends or make payments to us and our restricted subsidiaries; and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions, limitations and qualifications as described in “Description of Exchange Notes— Certain Covenants.”

No Public Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market.

Risk Factors	You should carefully consider the information in the section entitled “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 before participating in the exchange offer.

RISK FACTORS

You should carefully consider the risks described below, as well as those risk factors contained in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus, before participating in the exchange offer. The risks described below are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the notes.

Risks Related to the Notes

You may have difficulty selling the existing notes that you do not exchange.

If you do not exchange your existing notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your existing notes described in the legend on your existing notes. The restrictions on transfer of your existing notes arise because we issued the existing notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the existing notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the Registration Rights Agreement, we do not intend to register the existing notes under the Securities Act. The tender of existing notes under the exchange offer will reduce the principal amount of the currently existing notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently existing notes that you continue to hold following completion of the exchange offer.

Our substantial debt could negatively impact our business, prevent us from fulfilling outstanding debt obligations and adversely affect our financial condition and our ability to meet our obligations under the notes.

We have a substantial amount of debt. At March 30, 2013, we had approximately $1,184.9 million of total debt outstanding, net of discounts and premiums. The terms of our outstanding debt, including the notes, the 10% Senior Notes due 2018 (the “10% Notes”), our $300 million senior secured asset-based revolving credit facility (the “ABL Facility”), and our senior secured term loan (“Term Loan Facility”) limit, but do not prohibit us from incurring additional debt. If additional debt is added to current debt levels, the related risks described below could intensify. See also the discussion in “Description of Other Indebtedness” concerning the terms and conditions of our debt covenants.

Our substantial debt has or could have important adverse consequences to you, including the following:

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, refinancing indebtedness or other purposes could be impaired;

•	a substantial portion of our cash flow from operations will be dedicated to paying principal and interest on our debt, thereby reducing funds available for expansion or other purposes;

•	we are more leveraged than some of our competitors, which may result in a competitive disadvantage;

•	we are vulnerable to interest rate increases, as certain of our borrowings, including those under the ABL Facility and the Term Loan Facility, are at variable rates;

•

our failure to comply with the restrictions in our financing agreements would have a material adverse effect on us and our ability to meet our obligations under the notes and certain of our borrowings;

•	we are more vulnerable to changes in general economic conditions than companies with less or no debt;

•	we face limitations on our ability to make strategic acquisitions, invest in new products or capital assets or take advantage of business opportunities; and

•	we are limited in our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate.

The terms of our debt covenants impose restrictions on how we conduct our business and could limit our ability to raise additional funds.

The agreements that govern the terms of our debt, including the respective indentures that govern the notes and our 10% Notes, and the credit agreements that govern our ABL Facility and Term Loan Facility, contain covenants that restrict our ability and the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	pay dividends or make other payments or distributions;

•	make loans or investments;

•	incur certain liens;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell assets.

There are limitations on our ability to incur the full $300.0 million of commitments under the ABL Facility. Availability is limited to the lesser of the borrowing base under the ABL Facility and $300.0 million. As of March 30, 2013, we had approximately $85.0 million in outstanding borrowings and approximately $13.4 million in outstanding letters of credit under the ABL Facility. Based on the March 2013 borrowing base calculations, at May 3, 2013 the Company had excess availability of approximately $154.3 million under the ABL Facility and approximately $120.8 million of excess availability before triggering the cash deposit requirements as discussed below. See “Description of Other Indebtedness — Senior Secured Asset-Based Revolving Credit Facility.”

We will be required to deposit cash daily from our material deposit accounts (including all concentration accounts) into collection accounts maintained with the administrative agent under the ABL Facility, which will be used to repay outstanding loans and cash collateralized letters of credit if, (i) excess availability (as defined in the ABL Facility) falls below the greater of $30.0 million or 12.5% of the borrowing base or (ii) an event of default has occurred and is continuing. In addition, under the ABL Facility, if (i) excess availability falls below the greater of $30.0 million or 12.5% of the borrowing base or (ii) an event of default has occurred and is continuing, we will be required to satisfy and maintain a consolidated fixed charge coverage ratio measured on a trailing four quarter basis of not less than 1.0 to 1.0. Our ability to meet the required fixed charge coverage ratio can be affected by events beyond our control. A breach of any of these covenants could result in a default under the ABL Facility.

A breach of the covenants under the indentures that govern the notes and our 10% Notes or the credit agreements that govern the ABL Facility and the Term Loan Facility could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the ABL Facility would permit the lenders under the ABL Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our ABL Facility or Term Loan Facility, the lenders to the ABL Facility or the Term Loan Facility, respectively could proceed against the collateral granted to them to secure that indebtedness. In the event our noteholders or lenders accelerate the repayment of our borrowings, we can provide no assurances that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns;

•	unable to compete effectively or to take advantage of new business opportunities; or

•	unable to grow in accordance with our plans.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the credit agreements governing the ABL Facility and the Term Loan Facility and the indentures governing the 10% Notes and the notes include limitations on our ability and the ability of our subsidiaries to incur additional indebtedness, but permit us to incur additional indebtedness, including additional secured indebtedness. The indenture governing notes permits additional secured debt in certain circumstances, and those borrowings would rank effectively senior to the notes and the note guarantees, to the extent of the value of the collateral securing such borrowings. The indenture governing the notes permits additional unsecured debt, and such borrowings would rank equally with the notes and the note guarantees to the extent of the value of the collateral securing such borrowings. If new debt is added to our and our subsidiaries’ currently anticipated debt levels, the related risks that we and they now face could increase. See “Description of Other Indebtedness” and “Description of Exchange Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes and other liquidity requirements, and may be forced to take other actions to satisfy such requirements, which may not be successful.

We will be required to repay all amounts outstanding under our ABL Facility and our Term Loan Facility in 2017, our 10% Notes in 2018 and all amounts outstanding under the notes in 2021. At March 30, 2013, we had outstanding borrowings under these obligations of approximately $1,169.1 million, net of discounts and premiums, including outstanding borrowings under the notes of approximately $742.7 million. In addition, we are currently obligated to make periodic interest payments under the 10% Notes, the Term Loan Facility, the ABL Facility and the notes. Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We expect that we will need to access the capital markets in the future in order to refinance all amounts outstanding under the 10% Notes, the ABL Facility, the Term Loan Facility and the notes, as we do not anticipate generating sufficient cash flow from operations to repay such amounts in full. We cannot assure you that funds will be available to us in the capital markets, together with cash generated from operations, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all.

For further information regarding our contractual obligations and sources of liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which are incorporated by reference in this prospectus.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations and the obligations of each guarantor under the Term Loan Facility are secured by a first-priority lien on substantially all of our domestic subsidiaries’ tangible and intangible assets, except those assets securing the ABL Facility on a first-priority basis. The Term Loan Facility has a second-priority lien on the ABL Facility’s first-priority collateral. Obligations under the U.S. facility under our ABL Facility and the Term Loan Facility are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned domestic subsidiaries and in any event by all subsidiaries that guarantee the notes. All obligations under our ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the guarantors, including a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing, and a second-priority security interest in, and mortgages on, substantially all of our material owned real property and equipment and all assets that secure the Term Loan Facility on a first-priority basis. The obligations of our Canadian subsidiaries that are borrowers of the Canadian sub-facility under the ABL Facility are secured by a first-priority security interest in personal property consisting of accounts receivable and inventory of certain Canadian subsidiaries. Therefore, claims of the lenders under the ABL Facility and the lenders under the Term Loan Facility will have priority with respect to the assets securing their indebtedness over the claims of holders of the notes offered hereby to the extent of the value of the assets securing such other indebtedness.

If we are declared bankrupt or insolvent, or if we default under the ABL Facility or under the Term Loan Facility, the lenders under each such facility could accelerate the related debt, which may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. If we were unable to repay such indebtedness, the lenders under either such facility could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes and the note guarantees, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in the remaining assets. As a result, holders of the notes may receive less, ratably, than lenders under the ABL Facility or the Term Loan Facility, to the extent of the value of property and assets securing such indebtedness.

Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

Claims of holders of the notes are structurally subordinated to claims of creditors of certain of our subsidiaries that do not guarantee the notes.

The notes are not guaranteed by certain of our subsidiaries, including all of our significant non-U.S. subsidiaries. Accordingly, claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. The indenture governing the notes permits these subsidiaries to incur certain additional debt and does not limit their ability to incur other liabilities that are not considered indebtedness under the indenture.

Excluding intercompany transactions, our non-guarantor subsidiaries accounted for approximately $423.7 million, or 19.2%, and $92.7 million, or 17.9%, of our consolidated net sales for the year ended December 31, 2012 and the quarter ended March 30, 2013, respectively, and approximately $299.8 million, or 15.1%, of our consolidated total assets, and approximately $169.5 million, or 8.9%, of our total liabilities, in each case as of March 30, 2013. If we are unable to access funds generated by our subsidiaries, we may not be able to meet our financial obligations.

Because we conduct our operations through our subsidiaries, we depend on those entities for dividends, distributions and other payments to generate the funds necessary to meet our financial obligations. Legal restrictions in the United States and foreign jurisdictions applicable to our subsidiaries and contractual restrictions in certain agreements governing current and future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. All of our subsidiaries are separate and independent legal entities and have no obligation whatsoever to pay any dividends, distributions or other payments to us.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future which, in turn, is subject to general economic, financial, competitive, regulatory and other factors, many of which are beyond our control. Any default under the agreements governing our indebtedness, including a default under the ABL Facility or Term Loan Facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the ABL Facility, the Term Loan Facility and the indentures governing the notes and the 10% Notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the ABL Facility could elect to terminate their commitments thereunder and cease making further loans and such lenders and lenders under the Term Loan Facility could institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under ABL Facility or Term Loan Facility to avoid being in default. If we breach our covenants under the ABL Facility or Term Loan Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the ABL Facility or Term Loan Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture that governs the notes, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture. In addition, a change of control may constitute an event of default under the ABL Facility and the Term Loan Facility and would also require us to offer to purchase the 10% Notes at 101% of the principal amount thereof, together with accrued and unpaid interest. A default under the ABL Facility or the Term Loan Facility would result in an event of default under the indentures governing the notes and the 10% Notes if the lenders accelerate the debt under the ABL Facility or the Term Loan Facility.

If a change of control occurs, we may not have enough assets to satisfy all obligations under the ABL Facility, the Term Loan Facility and the indentures governing the notes and the 10% Notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under the ABL Facility, the Term Loan Facility, the 10% Notes and the notes or obtain a waiver from the lenders under the ABL Facility and the Term Loan Facility, and from the holders of the 10% Notes and the old notes and the existing notes and you as a holder of the exchange notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Because each guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the subsidiary guarantors. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that the subsidiary guarantors are permitted to guarantee under applicable law. As a result, a subsidiary guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary guarantor. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state statutes allow courts, under specific circumstances, to void the notes, guarantees and security interests and may require holders of the notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes —Note guarantees.”

Federal and state statutes allow courts, under specific circumstances, to void the exchange notes, guarantees and security interests and may require holders of the notes to return payments received from us.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the exchange notes could be voided, or claims in respect of the exchange notes could be subordinated to all of our other debt if the issuance of the exchange notes was found to have been made for less than their reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the exchange notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

A court might also void an issuance of exchange notes, without regard to the above factors, if the court found that we issued the exchange notes or the guarantors entered into their respective guaranty agreements with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. If a court were to void an issuance of the exchange notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining guarantors, if any.

In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the exchange notes, any guarantee.

In addition, any payment by us pursuant to the exchange notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a distribution under the bankruptcy code.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•

the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

The claim of a holder of notes in bankruptcy may be less than the face amount of the notes.

In the event of a bankruptcy proceeding involving us, your claim as a creditor may not equal the face amount of the exchange notes delivered to you. The difference between the purchase price of the exchange notes and the face amount of exchange notes may be considered to be “unmatured interest” for purposes of the United States Bankruptcy Code, which could not be an allowable claim in a bankruptcy proceeding involving us.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the subsidiary guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

There is no established trading market for the exchange notes, and you may not be able to sell them quickly or at the price that you paid.

The exchange notes are a new issue of securities and will be freely transferable, but there is no established trading market for the notes. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market.

We also cannot assure you that you will be able to sell your existing notes or exchange notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes or, in the case of any holders of existing notes that do not exchange them, the trading market for the existing notes following the exchange offer. Future trading prices of the existing notes and exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the existing notes for the exchange notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the existing notes and exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Our significant stockholder may exert significant influence over us. Their interests may not coincide with yours and they may make decisions with which you may disagree.

Funds affiliated with Ares Management LLC (“Ares”) owned, in the aggregate, approximately 39.3% of the voting power of our outstanding common stock as of March 15, 2013 and other stockholders also own significant portions of our common stock. As a result, these stockholders, acting individually or together, control substantially all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. In addition, this concentration of equity ownership may delay or prevent a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders. The interests of these stockholders may not always coincide with our interests as a company or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

Further, our bylaws and certificate of incorporation allow a majority of our stockholders to take action by written consent, rather than at an annual or special meeting of stockholders. These provisions generally allow our stockholders to act quickly.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In exchange for the exchange notes, we will receive existing notes in like principal amount. We will retire or cancel all of the existing notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. These ratios are computed by dividing the total earnings by the total fixed charges. For purposes of calculating this ratio, “earnings” consist of earnings from continuing operations before provision for income taxes and fixed charges. “Fixed charges” consist of interest expense and the estimated interest portion of rental payments on operating leases.

	Predecessor		Successor
	For the year ended Dec. 31, 2008	For the period from Jan. 1, 2009- Dec. 19, 2009	For the Period from Dec. 20, 2009- Dec. 31, 2009	For the year ended Dec. 31, 2010	For the year ended Dec. 31, 2011	For the year ended Dec. 31, 2012	For the three months ended
							Mar. 30, 2013	Mar. 31, 2012
Ratio of Earnings to Fixed Charges (1)	—	2.9x	—	—	—	1.2x	—	1.0x

(1)	Earnings were insufficient to cover fixed charges for the historical results for the year ended December 31, 2008, the period from December 20, 2009 to December 31, 2009, the years ended December 31, 2010 and 2011, and the three months ended March 30, 2013 by approximately $753.8 million, $4.8 million, $25.0 million, $76.2 million and $20.0 million, respectively.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Under the Registration Rights Agreement, the Company and the guarantors agreed to file a registration statement with respect to an offer to exchange the existing notes for exchange notes under the Securities Act within 270 days after October 18, 2012 and to use reasonable best efforts to cause such registration statement to be declared effective by the SEC on or prior to 360 days after October 18, 2012. The Company and the guarantors have also agreed to file under the Securities Act a shelf registration statement for the resale of the existing notes and guarantees if the exchange offer is not available or cannot be effected within 390 days after October 18, 2012. If the shelf registration statement is not effective prior to October 14, 2013 or the exchange offer is not consummated by November 12, 2013, additional interest on the existing notes will accrue at a rate of 0.25% per annum during the first 90-day period and such rate shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall additional interest exceed 1.00% per annum.

Following the completion of the exchange offer, holders of existing notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and, subject to certain exceptions, the existing notes will continue to be subject to certain restrictions on transfer.

Subject to certain conditions, including the representations set forth below, the exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. In order to participate in the exchange offer, a holder must represent to us in writing, or be deemed to represent to us in writing, among other things, that:

•	the holder is not an “affiliate” of ours, as defined in Rule 405 of the Securities Act;

•	the holder is not engaged and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

•	the holder is acquiring the exchange notes in its ordinary course of business;

•

if such holder is a broker-dealer, such holder has acquired the exchange notes for its own account in exchange for the existing notes that were acquired as a result of market-making activities or other trading activities (other than existing notes acquired directly from us or any of its affiliates) and that it will meet the requirements of the Securities Act in connection with any resales of the exchange notes (including delivery of a prospectus);

•	the holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing bullet points.

Under certain circumstances specified in the Registration Rights Agreement, we may be required to file a “shelf” registration statement covering resales of the existing notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the SEC’s staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of ours;

•	is a broker-dealer that purchased existing notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Broker-dealers who acquired existing notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff’s interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all existing notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                 , 2013, or such date and time to which we extend the exchange offer. We will issue $1,000 in principal amount of exchange notes in exchange for each $1,000 principal amount of existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes pursuant to the exchange offer. Existing notes may be tendered only in a denomination equal to $2,000 and any integral multiples of $1,000 in excess of $2,000.

The exchange notes will evidence the same debt as the existing notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the existing notes.

As of the date of this prospectus, $235.0 million in aggregate principal amount of existing notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to the registered holders of the existing notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered existing notes when, as and if we have given oral or written notice thereof to U.S. Bank National Association, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered existing notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “— Conditions to the Exchange Offer,” any such unaccepted existing notes will be returned, without expense, to the tendering holder of those existing notes promptly after the expiration date unless the exchange offer is extended.

Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date shall be 5:00 p.m., New York City time, on             , 2013, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. Any such announcement will include the approximate number of securities deposited as of the date of the extension. We reserve the right, in our sole discretion:

•	to delay accepting any existing notes, to extend the exchange offer or, if any of the conditions set forth under “— Conditions to the Exchange Offer” shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the existing notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of existing notes of that amendment, and it will extend the offer period, if necessary, so that at least five business days remain in the offer following notice of the material change.

Procedures for Tendering

When a holder of existing notes tenders, and we accept such notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of existing notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under the heading “— Exchange Agent”; or

•	comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below.

In addition, either:

•	the exchange agent must receive the certificates for the existing notes and the letter of transmittal; or

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the existing notes being tendered, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

The method of delivery of the existing notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or existing notes should be sent directly to us.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the existing notes surrendered for exchange are tendered:

•	by a registered holder of the existing notes; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

If existing notes are registered in the name of a person other than the signer of the letter of transmittal, the existing notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form to the exchange agent and as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of existing notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any outstanding note improperly tendered;

•	refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

•

waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note based on the specific facts or circumstances presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender existing notes in the exchange offer.

Notwithstanding the foregoing, we do not expect to treat any holder of existing notes differently from other holders to the extent they present the same facts or circumstances.

Our interpretation of the terms and conditions of the exchange offer as to any particular existing notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of existing notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities.

Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of existing notes for exchange, nor shall any of us incur any liability for failure to give such notification.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any existing notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.

By tendering, each holder will represent to us that the person acquiring exchange notes in the exchange offer, whether or not that person is the holder, is obtaining them in the ordinary course of its business, and at the time of the commencement of the exchange offer neither the holder nor, to the knowledge of such holder, that other person receiving exchange notes from such holder has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act. If any holder or any other person receiving exchange notes from such holder is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes in violation of the provisions of the Securities Act to be acquired in the exchange offer, the holder or any other person:

•	may not rely on applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that acquired its existing notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such exchange notes issued in the exchange offer). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers.

Acceptance of Existing Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all existing notes properly tendered and will issue exchange notes registered under the Securities Act in exchange for the tendered existing notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered existing notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the Registration Rights Agreement. See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any existing notes for exchange.

For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date on which interest has been paid or, if no interest has been paid, from the issue date of the existing notes. Holders of exchange notes will not receive any payment in respect of accrued interest on existing notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make payments of additional interest to the holders of the existing notes under circumstances relating to the timing of the exchange offer.

In all cases, we will issue exchange notes for existing notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such existing notes or a timely book-entry confirmation of such existing notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered existing notes, or if a holder submits existing notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of existing notes tendered by book-entry transfer into the exchange agent’s account at DTC, the nonexchanged notes will be credited to an account maintained with DTC.

We will return the existing notes or have them credited to DTC, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

The participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will be deemed to include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “— The Exchange Agent” on or prior to the expiration date.

DTC’s ATOP program is the only method of processing the exchange offer through DTC. To tender existing notes through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. Any instruction through ATOP, such as an agent’s message, is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

In order for your tender through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to the expiration date. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Withdrawal of Tenders

You may withdraw tenders of your existing notes at any time prior to the expiration of the exchange offer.

For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “— Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person that has tendered the existing notes to be withdrawn; identify the existing notes to be withdrawn, including the principal amount of such existing notes; and

•	where certificates for existing notes are transmitted, specify the name in which existing notes are registered, if different from that of the withdrawing holder.

If certificates for existing notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If existing notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any existing notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of existing notes tendered by book-entry transfer into the exchange agent’s account at DTC, the existing notes withdrawn will be credited to an account at the book-entry transfer facility. The existing notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we may (a) refuse to accept any existing notes and return all tendered existing notes to the tendering holders, (b) extend the exchange offer and retain all existing notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw those existing notes, or (c) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered existing notes that have not been withdrawn, if we determine, in our reasonable judgment, that (i) the exchange offer violates applicable laws or, any applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any existing notes tendered, and no exchange notes will be issued in exchange for those existing notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Effect of Not Tendering

Holders who desire to tender their existing notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of existing notes for exchange.

Existing notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the existing notes and the existing restrictions on transfer set forth in the legend on the existing notes and in the prospectus relating to the existing notes. After completion of the exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those existing notes except in limited circumstances with respect to specific types of holders of existing notes and we do not intend to register the existing notes under the Securities Act. In general, existing notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered & Certified Mail U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107	Regular Mail or Courier: U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107	In Person by Hand Only: U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue 1st Floor — Bond Drop Window St. Paul, MN 55107	For Information or Confirmation by Telephone: (800) 934-6802

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, legal, printing and related fees and expenses. Notwithstanding the foregoing, holders of the existing notes shall pay all agency fees and commissions and underwriting discounts and commissions, if any, attributable to the sale of such existing notes or exchange notes.

Accounting Treatment

We will record the exchange notes at the same carrying value as the existing notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as the terms of the exchange notes are substantially identical to those of the existing notes. The expenses of the exchange offer will be amortized over the terms of the exchange notes.

Transfer Taxes

Holders who tender their existing notes in exchange for exchange notes will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to issue exchange notes in the name of, or request that existing notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those existing notes. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder. Notwithstanding the foregoing, holders of existing notes shall pay transfer taxes, if any, attributable to the sale of such existing notes or of any exchange notes received in connection with this exchange offer. If a transfer tax is imposed for any reason other than the transfer and exchange of existing notes to the Company or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the applicable holder.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Asset-Based Revolving Credit Facility

We summarize below the principal terms of the agreements that govern our senior secured asset-based revolving credit facility. This summary is not a complete description of all the terms of such agreements.

General

On December 17, 2010, the Company entered into an amended and restated $300.0 million senior secured asset-based revolving credit facility, which was further amended and extended on June 13, 2012. The ABL Facility consists of a $280.0 million U.S. facility and a $20.0 million Canadian facility. As of March 30, 2013, we had approximately $100.0 million in outstanding borrowings and approximately $13.4 million in outstanding letters of credit under our ABL Facility. Based on the March 2013 borrowing base calculations, at May 3, 2013 the Company had excess availability of approximately $154.3 million under the ABL Facility and approximately $120.8 million of excess availability before triggering the cash deposit requirements as discussed below.

Availability under the ABL Facility is limited to the lesser of $300.0 million and the borrowing base equal to the sum (subject to certain reserves and other adjustments) of:

•	85% of the net amount of eligible accounts receivable;

•	85% of the net orderly liquidation value of eligible inventory; and

•	available cash subject to certain limitations as specified in the ABL Facility.

The borrowing base is calculated separately for the U.S. and Canadian subfacilities, so each of the U.S. and Canadian subfacilities must be supported by borrowing base assets of its respective borrowers and subsidiary guarantors. The ABL Facility provides the lenders considerable discretion to impose reserves or availability blocks, which could materially impair the amount of borrowings that would otherwise be available to the Company and its subsidiaries and may require the Company to repay certain amounts outstanding under the ABL Facility.

Our ABL Facility includes borrowing capacity available for letters of credit, with a $60.0 million sublimit for U.S. standby letters of credit and a $5.0 million sublimit for Canadian standby letters of credit. There is also a sublimit for borrowings on same-day notice, referred to as swingline loans, with a $20.0 million sublimit for U.S. swingline loans and a $3.0 million sublimit to Canadian swingline loans.

The ABL Facility provides us with the right at any time to request up to $100.0 million of additional commitments under this facility. The existing lenders under the ABL Facility will not be under any obligation to provide such additional commitments, and any increase in commitments is subject to customary conditions precedent. If we were to request any such additional commitments, the facility size could increase to up to $400.0 million (but additional commitments under the Canadian subfacility could never exceed $20.0 million), but our ability to borrow under the ABL Facility would still be limited by the amount of the borrowing base.

Additional borrowings under the ABL Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest rate and fees

The interest rates applicable to loans under the ABL Facility are, at the Company’s option, equal to either an adjusted LIBOR rate for a 30, 60, 90 or 180 day interest period (or any other period that is 365 days or less, if available) or an alternate base rate chosen by the Company, plus an applicable margin percentage ranging from 1.75% per annum to 2.25% per annum for borrowings based on an adjusted LIBOR or Canadian banker’s acceptance rate, and 0.75% and 1.25% for borrowings based on a base or prime rate, depending on the Company’s Average Excess Availability (as defined in the ABL Facility). The alternate base rate with respect to U.S. Borrowings will be the greater of (i) the prime rate, (ii) the Federal Funds rate plus 0.50% or, (iii) 1.00% plus the LIBOR rate for a 30 day interest period as determined on such day. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly. At March 30, 2013, the weighted average interest rate on the ABL Facility was approximately 2.31%.

Mandatory repayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under our ABL Facility (or under either the U.S. or Canadian facility) exceeds the lesser of (i) the commitment amount of such facility and (ii) the borrowing base of such facility, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount of such facility. In addition, the Company will be required to deposit cash daily from its material deposit accounts (including all concentration accounts) into collection accounts maintained with the administrative agent under the ABL Facility, which will be used to repay outstanding loans and cash collateralized letters of credit, if (i) excess availability (as defined in the ABL Facility) falls below the greater of $30.0 million and 12.5% of the borrowing base or (ii) an event of default has occurred and is continuing. Additionally, the credit agreement governing our ABL Facility requires us to repay outstanding loans with 100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

Voluntary repayment

We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and final maturity

There is no scheduled amortization under our ABL Facility. All outstanding loans under the facility are due and payable in full upon termination of the ABL Facility on June 13, 2017.

Guarantees and security

All obligations under our ABL Facility are unconditionally guaranteed by substantially all of our existing and future, direct and indirect, wholly-owned domestic restricted subsidiaries and our Canadian restricted subsidiaries. All obligations under our ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the guarantors, including:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing; and

•

a second-priority security interest in, and mortgages on, substantially all of our material owned real property and equipment and all assets that will secure the Term Loan Facility on a first-priority basis.

The obligations of our Canadian subsidiaries that are borrowers of the Canadian facility under the ABL Facility are secured by a first-priority security interest in personal property consisting of accounts receivable and inventory of certain Canadian subsidiaries.

Restrictive covenants and other matters

Under the ABL Facility, if (i) excess availability (as defined in the ABL Facility) falls below the greater of $30.0 million and 12.5% of the borrowing base or (ii) an event of default has occurred and is continuing, the

Company will be required to satisfy and maintain a consolidated fixed charge coverage ratio measured on a trailing four quarter basis of not less than 1.0 to 1.0. The Company’s ability to meet the required fixed charge coverage ratio can be affected by events beyond its control. In addition, the credit agreement for the ABL Facility contains certain negative covenants that will, subject to significant exceptions, limit our ability and the ability of our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale leaseback transactions;

•	make investments and loans;

•	pay dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and asset sales;

•	prepay, redeem or purchase certain indebtedness including the notes;

•	amend or otherwise alter terms of certain indebtedness, including the notes, and certain material agreements;

•	enter into agreements limiting subsidiary distributions;

•	engage in certain transactions with affiliates; and

•	alter the business that we conduct.

Our ABL Facility contains certain customary representations and warranties, affirmative financial and operating covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our ABL Facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under our ABL Facility would be entitled to take various actions, including the acceleration of amounts due under our ABL Facility and all actions permitted to be taken by a secured creditor.

Senior Secured Term Loan Credit Facility

Overview

On April 26, 2011, we entered into a credit agreement and related security and other agreements for a $350.0 million senior secured term loan facility with certain lenders, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the other agents party thereto (the “Term Loan Facility”).

Under the Term Loan Facility, we may request additional tranches of term loans in an aggregate amount not to exceed $200.0 million. Availability of such additional tranches of term loans will be subject to the absence of any default, a pro forma secured leverage ratio test, and among other things, the receipt of commitments by existing or additional financial institutions. Existing lenders under the Term Loan Facility are under no obligation to provide such additional commitments. On October 18, 2012, in connection with the issuance of the existing notes, we received approximately $251.7 million of gross proceeds, which were used to pay down an equal amount of aggregate principal amount of our Term Loan Facility. We used cash on hand to pay accrued interest of approximately $1.8 million related to the Term Loan Facility.

Interest rate and fees

The interest rates applicable to loans under the Term Loan Facility bear interest, at the Company’s option, at a rate per annum equal to either (1) base rate (as defined in the credit agreement governing the Term Loan

Facility) or (2) LIBOR (as defined in in the credit agreement governing the Term Loan Facility), in each case plus an applicable margin. The weighted average interest rate under the Term Loan Facility at March 30, 2013 was 5.25%.

Mandatory repayments

The credit agreement governing our Term Loan Facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (subject to reduction to 25% and 0% based upon our secured leverage ratio) of our annual excess cash flow, commencing with the fiscal year ended December 31, 2012;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any issuance of debt, other than debt permitted under the Term Loan Facility.

Voluntary repayment

We may voluntarily repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and final maturity

The remaining principal balance related to the Term Loan Facility is due on April 26, 2017.

Guarantees and security

All obligations under our Term Loan Facility are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned domestic restricted subsidiaries. All obligations under our Term Loan Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the guarantors, including:

•	a second-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing; and

•	a first-priority security interest in, and mortgages on, substantially all of our material owned real property and equipment.

Restrictive covenants and other matters

The credit agreement for the Term Loan Facility contains certain negative covenants that will, subject to significant exceptions, limit our ability and the ability of our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens;

•	make investments and loans;

•	pay dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and asset sales;

•	repay, redeem or purchase certain indebtedness including the notes;

•	amend or otherwise alter terms of certain indebtedness, including the notes, and certain material agreements;

•	enter into agreements limiting subsidiary distributions;

•	engage in certain transactions with affiliates; and

•	alter the business that we conduct.

Our Term Loan Facility contains certain customary representations and warranties, affirmative financial and operating covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting our Term Loan Facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under our Term Loan Facility are entitled to take various actions, including the acceleration of amounts due under our Term Loan Facility and all actions permitted to be taken by a secured creditor.

Old Notes

On April 26, 2011, the Company issued approximately $500.0 million in aggregate principal amount of the old notes. For more information concerning the terms of the old notes, see “Description of the Exchange Notes”

Existing 10% Senior Notes due 2018

On November 23, 2010, the Company issued $250.0 million in aggregate principal amount of 10% Notes due December 1, 2018. The 10% Notes are guaranteed on a senior unsecured basis by substantially all of the Company’s domestic subsidiaries. Interest on the 10% Notes accrues at the rate of 10% per annum and is payable semi-annually in arrears on June 1 and December 1, until maturity. Interest on the 10% Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The 10% Notes contain an optional redemption provision whereby, at any time and from time to time prior to December 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 10% Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 110.0% of the aggregate principal amount of the 10% Notes, plus accrued and unpaid interest, provided that at least 65% of the original aggregate principal amount of the 10% Notes remains outstanding after the redemption. On or after December 1, 2014 the 10% Notes are redeemable at the option of the Company, in whole or in part, at any time and from time to time, on or after December 1, 2014 at 105.0%, declining to 102.5% on December 1, 2015 and further declining to 100.0% on December 1, 2016.

In addition, at any time and from time to time prior to December 1, 2014, the Company may redeem all or any portion of the 10% Notes outstanding at a redemption price equal to 100% of the aggregate principal amount of the 10% Notes to be redeemed together with accrued and unpaid interest to such redemption date, plus a “make whole premium”.

The indenture governing the 10% Notes contains certain negative covenants that restrict, among other things, the payment of cash dividends and prepayments of subordinated debt, the incurrence of additional indebtedness, the granting of liens, the making of certain investments, mergers, consolidations and sales of assets (all as defined in the indenture, notes and other agreements). The 10% Notes require us to offer to repurchase such notes at 101% of the principal amount thereof upon certain change of control events.

DESCRIPTION OF EXCHANGE NOTES

The existing notes were issued under an indenture pursuant to which we had previously issued the old notes. The exchange notes will also be issued under that indenture. The existing notes, the old notes and the exchange notes will be treated as a single class of debt securities under the indenture for all purposes, including for purposes of redemptions, offers to purchase, and determining whether the required percentage of holders have given their approval or consent to an amendment or waiver or joined in the directing of the trustee to take certain actions on behalf of the holders. For purposes of this description, unless the context otherwise requires, references to the “Notes” include the old notes, the existing notes and the exchange notes, and any additional notes offered under the indenture.

Upon consummation of the exchange offer for the existing notes, the existing notes that are exchanged in the exchange offer will be exchanged for unrestricted notes with the same CUSIP as the registered old notes. All of the Notes will vote as one class under the indenture. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it and not this description, defines your rights as a holder of the Notes. You may request a copy of the Indenture by following the procedures outlined under the caption “Where You Can Find More Information.”

You can find the definitions of certain terms used in this description under the subheading “—Certain definitions.” Certain terms used in this description but not defined below under “—Certain definitions” have the meanings assigned to them in the Indenture. In this description, the word “issuer” refers only to Nortek, Inc.

Brief Description of the Notes and the Note Guarantees

The Notes:

•	are senior unsecured obligations of the issuer and senior in right of payment to any Subordinated Indebtedness of the issuer;

•	are pari passu in right of payment with any existing and future senior Indebtedness of the issuer;

•

are effectively subordinated to any Secured Indebtedness of the issuer (including Indebtedness under the ABL Facility and the Term Loan Facility) to the extent of the value of the assets securing such Indebtedness;

•	are structurally subordinated to all liabilities (including Indebtedness and trade payables) of any non-Guarantor Subsidiaries; and

•	will be guaranteed on a senior unsecured basis by the Guarantors.

The Note Guarantees:

The Notes are guaranteed by all of the current and certain future Domestic Subsidiaries of the issuer, other than any Receivables Subsidiary, any Immaterial Subsidiary or certain non-Wholly Owned Subsidiaries. See “—Additional Note Guarantees.” None of the issuer’s Subsidiaries organized outside of the United States guarantee the Notes.

Each Note Guarantee:

•	is a senior unsecured obligation of the Guarantor and senior in right of payment to any Subordinated Indebtedness of such Guarantor;

•	is pari passu in right of payment with any existing and future senior Indebtedness of the Guarantor;

•

is effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the assets securing such Indebtedness, including such Guarantor’s guarantee of the ABL Facility and the Term Loan Facility; and

•	is structurally subordinated to all liabilities (including Indebtedness and trade payables) of any of such Guarantor’s non-Guarantor Subsidiaries.

As of the date of hereof, all of the issuer’s subsidiaries are “Restricted Subsidiaries”. However, none of the issuer’s Foreign Restricted Subsidiaries guarantee the Notes. See “Risk Factors—Risks Related to Our Indebtedness and Certain Other Obligations—Claims of holders of the notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that do not guarantee the notes.” In addition, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the issuer will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries”. The issuer’s Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. The issuer’s Unrestricted Subsidiaries do not guarantee the Notes.

Principal, Maturity and Interest

As of the date of this prospectus, there is $500.0 million aggregate principal amount of the old notes and $235.0 million aggregate principal amount of the existing notes outstanding. The issuer may issue additional notes (the “Additional Notes”) from time to time after this exchange offer. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, but the Notes and Additional Notes may not be treated as fungible for U.S. federal income tax purposes. The issuer will issue exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on April 15, 2021.

Interest on the Notes accrues at the rate of 8.50% per annum and is payable semi-annually in arrears on April 15 and October 15 to the Holders of record on the immediately preceding April 1 and October 1, respectively.

Interest payments on the exchange notes will be paid commencing on October 15, 2013. Interest on the exchange notes will be deemed to have accrued from the most recent date to which interest on the existing notes has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Notes

The Trustee is currently the Paying Agent and Registrar. The issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The issuer is not required to transfer or exchange any Note selected for redemption.

Also, the issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Ranking

The Notes are unsecured senior Indebtedness of the issuer, rank equally in right of payment to all existing and future senior Indebtedness of the issuer (including Indebtedness under the ABL Facility, the Term Loan Facility and the 2018 Notes) and rank senior in right of payment with all existing and future Subordinated Indebtedness of the issuer. The Notes also are effectively subordinated to any Secured Indebtedness (including Indebtedness under the ABL Facility and the Term Loan Facility) of the issuer and the Guarantors to the extent of the value of the assets securing such Secured Indebtedness.

The Guarantees are unsecured senior Indebtedness of the applicable Guarantor, rank equally in right of payment to all existing and future senior Indebtedness of such Guarantor (including its guarantee of Indebtedness under the ABL Facility, the Term Loan Facility and the 2018 Notes) and rank senior in right of payment with all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees also are effectively subordinated to any Secured Indebtedness of the applicable Guarantor (including its guarantee of Indebtedness under the ABL Facility and the Term Loan Facility) to the extent of the value of the assets securing such Secured Indebtedness.

As of March 30, 2013, the issuer and its Subsidiaries had $1,184.9 million aggregate principal amount of senior Indebtedness, net of discounts and premiums outstanding.

A significant portion of the operations of the issuer are conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the issuer, including the Holders of the Notes. The Notes, therefore, are effectively subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the issuer that are not Guarantors. Although the Indenture limits the incurrence of Indebtedness by and the issuance of Disqualified Stock and preferred stock of certain of the issuer’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Although the Indenture contains limitations on the amount of additional Indebtedness that the issuer and its Restricted Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial. See “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Certain Covenants—Liens.”

Note Guarantees

The Guarantors will jointly and severally guarantee on a senior unsecured basis the issuer’s obligations under the Indenture and the Notes. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to Our Indebtedness and Certain Other Obligations—Federal and state statutes allow courts, under specific circumstances, to void the notes, guarantees, and security interests and may require holders of the notes to return payments received from us”.

The Indenture provides that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company,

organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the issuer or a Restricted Subsidiary of the issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the ABL Facility, the Term Loan Facility, the 2018 Notes and any other Indebtedness of the issuer or any Restricted Subsidiary of the issuer;

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the issuer or a Restricted Subsidiary of the issuer, if the sale of all such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the ABL Facility, the Term Loan Facility, the 2018 Notes and any other Indebtedness of the issuer or any Restricted Subsidiary of the issuer;

(3) if the issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(4) in connection with any sale of Capital Stock of a Guarantor to a Person that results in the Guarantor no longer being a Subsidiary of the issuer, if the sale of such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom;

(5) if the issuer exercises its legal defeasance option or its covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(6) upon the release or discharge of all Guarantees by such Guarantor which would have required such Guarantor to guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Limitation on Issuance of Guarantees of Indebtedness” (including, without limitation, the ABL Facility, the Term Loan Facility and the 2018 Notes Indenture).

Optional Redemption

At any time prior to April 15, 2014, the issuer may on any one or more occasions redeem, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, up to 35% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Designated Offerings of the issuer (or of any Parent to the extent such proceeds are contributed to the equity capital of the issuer, other than in the form of Disqualified Stock); provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the issuer and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Designated Offering.

On or after April 15, 2016, the issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2016	104.250%
2017	102.125%
2018	101.063%
2019 and thereafter	100.000%

In addition, at any time and from time to time prior to April 15, 2016, the issuer may redeem all or any portion of the Notes outstanding at a redemption price equal to (a) 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to such redemption date, plus (b) the Make Whole Amount.

The issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional, except that optional redemptions pursuant to the first paragraph after the “—Optional Redemption” heading above may, at the issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a Designated Offering.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption.

On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

The issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the issuer may be required to offer to purchase Notes as described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Certain Covenants—Asset Sales.”

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the issuer.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The ABL Credit Agreement, the Term Loan Credit Agreement and the 2018 Notes Indenture each, and other Indebtedness agreements may, provide that certain change of control events with respect to the issuer would constitute a default under such agreements. Such defaults could result in amounts outstanding under the ABL Facility, the Term Loan Facility, the 2018 Notes and such other Indebtedness being declared due and payable. The issuer’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The provisions described above that require the issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Asset Sales

The issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) in the case of Asset Sales involving consideration in excess of $10.0 million, such fair market value is determined by the issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof.

Within 365 days after the issuer’s or Restricted Subsidiary of the issuer’s receipt of the Net Proceeds from such Asset Sale, the issuer or such Restricted Subsidiary may at its option do any one or more of the following:

(1) permanently reduce any Indebtedness secured by a Permitted Lien (including the ABL Facility and the Term Loan Facility) or any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto) or any Pari Passu Indebtedness, in each case other than Indebtedness owed to the issuer or an Affiliate of the issuer; provided, however, that if the issuer or any Guarantor shall so reduce any Pari Passu Indebtedness, the issuer will equally and ratably reduce Indebtedness under the Notes through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount; or

(2) acquire assets or make capital expenditures, that, in either case, are used or useful in a Permitted Business (provided, however, that if such acquisition is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the issuer or, if such

Person is a Restricted Subsidiary of the issuer (other than a Wholly Owned Subsidiary), in an increase in the percentage ownership of such Person by the issuer or any Restricted Subsidiary of the issuer) (an “Asset Sale Investment”).

Pending the final application of any such Net Proceeds, the issuer or such Restricted Subsidiary of the issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. The Indenture provides that any Net Proceeds from any Asset Sale that are not applied as provided and within the 365-day time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $20.0 million, the issuer shall make an offer to all Holders of Notes (and, at the option of the issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and principal amount or accreted value, as applicable, of such Pari Passu Indebtedness), that is a multiple of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The issuer will commence an Asset Sale Offer with respect to Excess Proceeds not later than ten business days after the date that Excess Proceeds exceed $20.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (and such Pari Passu Indebtedness) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds which served as the basis for such Asset Sale Offer shall be reduced to zero.

The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

If more Notes (and Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the issuer is required to purchase, the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased will be determined pro rata based on the principal amounts so tendered and the selection of the actual Notes for purchase will be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Notes (or Pari Passu Indebtedness) of $2,000 or less shall be purchased in part.

Notices of an Asset Sale Offer shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

For purposes of this provision, each of the following shall be deemed to be cash:

(1) any liabilities (as shown on the issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and, in the case of liabilities other than Non-Recourse Debt, where the issuer and all Restricted Subsidiaries are released from any further liability in connection therewith;

(2) any securities, notes or other obligations received by the issuer or any such Restricted Subsidiary from such transferee that are converted by the issuer or such Restricted Subsidiary into cash within 180 days thereafter (to the extent of the cash received in that conversion); and

(3) any Designated Noncash Consideration received by the issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $50.0 million or (y) 5.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

Notwithstanding the preceding, any liabilities of the issuer or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the issuer and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

This covenant contains a number of substantial qualifications and exceptions. See the definition of “Asset Sale” under “—Certain Definitions.”

Restricted Payments

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the issuer or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the issuer or to the issuer or a Restricted Subsidiary of the issuer;

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the issuer) any Equity Interests of the issuer or any Parent;

(3) make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Note Guarantees prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the issuer or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (13) and (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the issuer for the period (taken as one accounting period) beginning on April 3, 2011 and ending on the date of the issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds (including the fair market value of property) received by the issuer subsequent to the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the issuer); plus

(c) an amount equal to the net reduction in Restricted Investments by the issuer and its Restricted Subsidiaries, subsequent to the Issue Date, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Restricted Investment previously made by the issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the issuer or any Restricted Subsidiary or of any Equity Interests of the issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the issuer) of, Equity Interests of the issuer other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to any Parent for such purpose) or out of contributions to the equity capital of the issuer (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3) the repayment, defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $7.5 million (plus the amount of any withholding or similar taxes payable by any such person in connection with grants under such plan) in any calendar year; provided, that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the issuer (or any Parent to the extent such net cash proceeds are contributed to the common equity of the issuer) to employees, officers, directors or consultants of the issuer and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (2) above or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the issuer and its Restricted Subsidiaries after the Issue Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided further that cancellation of Indebtedness owing to the issuer from employees, officers, directors and consultants of the issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture to the extent that the proceeds received from the sale of such Equity Interests were excluded from clause 3(b) of the preceding paragraph; provided further that the net cash proceeds from such sales of Equity Interests described in clause (i) of this clause (5) shall be excluded from clause 3(b) of the preceding paragraph to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);

(6) the payment of dividends or other distributions or the making of loans or advances to any Parent in amounts required for any Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of any Parent to the extent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC plus any indemnification claims made by directors or officers of any Parent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries;

(7) the payment of dividends or other distributions by the issuer to any Parent in amounts required to pay the tax obligations of any Parent attributable to the issuer and its Subsidiaries determined as if the issuer and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that any refunds received by any Parent attributable to the issuer or any of its Subsidiaries shall promptly be returned by any Parent to the issuer through a contribution to the common equity of, or the purchase of common stock (other than Disqualified Stock) of the issuer from, the issuer; and provided further that the amount of any such contribution or purchase shall be excluded from clause (3)(b) of the preceding paragraph; provided further that the permitted payment pursuant to this clause (7) with respect to any taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the issuer or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar taxes;

(8) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

(9) other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $75.0 million;

(10) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(11) following the first Public Equity Offering of the issuer or any Parent after the date of the Indenture, the payment of dividends on the issuer’s common stock (and, in the case of a Public Equity

Offering of any Parent, solely for the purpose of paying dividends on such Parent’s common stock) in an amount not to exceed 6% per annum of the gross proceeds of such Public Equity Offering received by or contributed to the common equity capital of, the issuer (other than any such gross proceeds constituting Excluded Contributions);

(12) upon the occurrence of a Change of Control or Asset Sale and within 60 days after completion of the offer to repurchase Notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales” (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the issuer subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control or Asset Sale, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest);

(13) the payment of dividends or other distributions by the issuer to any Parent in amounts required for any Parent to pay any expenses incurred in connection with unconsummated offerings of debt securities or Equity Interests of any Parent; and

(14) Restricted Payments that are made with Excluded Contributions;

provided, however, that in the case of clauses (2), (3), (5), (9), (10), (11), (12) and (13) above, no Default or Event of Default has occurred and is continuing.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall, if the fair market value thereof exceeds $10.0 million, be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. If any fairness opinion or appraisal is required by the Indenture in connection with any Restricted Payments, the issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of such fairness opinion or appraisal.

Notwithstanding the foregoing provisions of this covenant, neither the issuer nor its Restricted Subsidiaries may make a Restricted Payment (including the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer or any distribution, loan or advance to any Parent) for the purposes, directly or indirectly, of funding the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1) or (9) of the second paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the issuer will not issue any Disqualified Stock and the issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the issuer and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to

1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided, however, that the aggregate amount of Indebtedness or Disqualified Stock that may be incurred and Preferred Stock that may be issued under this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed $50.0 million.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the issuer or any Restricted Subsidiary of Indebtedness under (a) any ABL Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Restricted Subsidiaries thereunder) not to exceed the greater of (x) $325.0 million and (y) the Borrowing Base, in each case, less (x) the aggregate amount of all Net Proceeds of Asset Sales applied by the issuer or any Guarantor to repay any Indebtedness under any ABL Facility (and to effect a corresponding commitment reduction thereunder) pursuant to the covenant described above under the caption “—Certain Covenants—Asset Sales” and (y) amounts outstanding under any Qualified Receivables Transactions and (b) any Credit Facility (including the Term Loan Facility) in an aggregate principal amount at any one time outstanding not to exceed $550.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the issuer or any Guarantor to repay any Indebtedness under such Credit Facilities pursuant to the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(2) the incurrence by the issuer or any Restricted Subsidiary of the Existing Indebtedness;

(3) the incurrence by the issuer and its Restricted Subsidiaries of Indebtedness represented by the Notes to be issued on the date of the Indenture and the related Note Guarantees, the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement; and any exchange notes issued by the issuer in exchange for Additional Notes, if any, issued in compliance with the Indenture and pursuant to a registered exchange offer and the related Note Guarantees;

(4) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the issuer or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (x) $30.0 million or (y) 3.0% of Consolidated Tangible Assets of the issuer;

(5) the incurrence by the issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (15), or (16) of this paragraph;

(6) the incurrence by the issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the issuer and any of its Restricted Subsidiaries; provided, however, that:

(a) if the issuer or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the issuer, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8) the guarantee by the issuer or any Restricted Subsidiary of Indebtedness of the issuer or a Restricted Subsidiary of the issuer that was permitted to be incurred by another provision of this covenant; provided that, in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under the caption “Limitations on Issuances of Guarantees of Indebtedness”;

(9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the issuer as accrued;

(10) the incurrence by the issuer or any Restricted Subsidiary of obligations in respect of Cash Management Services;

(11) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the issuer or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

(a) such Indebtedness is not reflected on the balance sheet of the issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

(b) the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the issuer and/or that Restricted Subsidiary in connection with that disposition;

(13) the issuance of Disqualified Stock or preferred stock by any of the issuer’s Restricted Subsidiaries issued to the issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any Equity Interests that results in such Disqualified Stock or preferred stock being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);

(14) the incurrence by the issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the issuer or such Restricted Subsidiary in the ordinary course of business;

(15) the incurrence of (a) Indebtedness or Disqualified Stock of the issuer and Indebtedness, Disqualified Stock or preferred stock of the issuer or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the issuer or cash contributed to the capital of the issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the issuer or any of its Subsidiaries or amounts applied to make a Restricted Payment in accordance with clause (2) of the second paragraph of the covenant described under the caption “—Restricted Payments”) as determined in accordance with clause (3)(b) of the first paragraph of the covenant described under the caption “—Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under the caption “—Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the issuer or any Restricted Subsidiary in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $75.0 million;

(16) the incurrence by the Foreign Restricted Subsidiaries of the issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $75.0 million;

(17) the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the issuer or any other Restricted Subsidiary of the issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction; provided, that, the aggregate amount of Indebtedness under this clause (17), when aggregated with all Indebtedness outstanding under clause (1), shall not exceed the maximum amount permitted under clause (1);

(18) the incurrence of Indebtedness (x) of the issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the issuer or any Restricted Subsidiary or merged into the issuer or Restricted Subsidiary in accordance with the terms of this Indenture; provided, that after giving effect to any such transaction, including the incurrence and/or repayment or retirement of any Indebtedness, the Fixed Charge Coverage Ratio would be equal to or greater than the Fixed Charge Coverage Ratio immediately prior to such transaction;

(19) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(20) the incurrence by the issuer of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer or any Parent, in each case held by any former or current employees, officers, directors or consultants of the issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan-upon the death, disability or termination of employment of such Persons, in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to clause (5) of the covenant described under the caption “—Restricted Payments”;

(21) the incurrence of Indebtedness of the issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to an ABL Facility in a principal amount not in excess of the stated amount of such letter of credit; and

(22) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this covenant at such time. Indebtedness under the ABL Facility or the Term Loan Facility on the date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

The Indenture provides that the issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or property of the issuer or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Obligations of the issuer or such Restricted Subsidiary, unless (1) in the case of Liens securing Subordinated Indebtedness, the notes or any applicable Note Guarantee is secured by a Lien on such assets of the issuer or such Restricted Subsidiary and proceeds thereof that is senior in priority to such Liens; or (2) in all other cases, the notes or the applicable Note Guarantee is equally and ratably secured with or prior to such Obligation with a Lien on the same assets of the issuer or such Restricted Subsidiary, as the case may be.

The preceding paragraph will not require the issuer or any Restricted Subsidiary of the issuer to secure the notes if the relevant Lien consists of a Permitted Lien. Any Lien which is granted to secure the notes or such Note Guarantee under the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien (other than a release following enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the notes or such Note Guarantee under the preceding paragraph.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the issuer or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness, the ABL Credit Agreement, the Term Loan Credit Agreement and the 2018 Notes Indenture;

(2) the Indenture, the Notes and the Note Guarantees or by other Indebtedness of the issuer or of a Guarantor which is pari passu in right of payment with the Notes or Note Guarantees, as applicable, incurred under an Indenture pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that the encumbrances and restrictions are no more restrictive, taken as a whole, than those contained in the Indenture;

(3) applicable law or regulation;

(4) any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(8) Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10) customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions only apply to such Receivables Subsidiary;

(12) cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business;

(13) customary provisions in joint venture agreements;

(14) Indebtedness of a Foreign Restricted Subsidiary permitted to be incurred under the Indenture; and

(15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the issuer’s board of directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (14) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided further, however, that with respect to contracts, agreements, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the issuer’s board of directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.

Merger, Consolidation or Sale of Assets

The issuer will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the issuer is the surviving corporation), and the issuer will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1) either: (a) the issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that, in the case such Person is a limited liability company or a partnership, such Person will form a Wholly Owned Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the Notes;

(2) the Person formed by or surviving any such consolidation or merger (if other than the issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the issuer, as the case may be, under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction and any related financing transactions, no Default or Event of Default exists; and

(4) the issuer or the Person formed by or surviving any such consolidation or merger (if other than the issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or if not, the Fixed Charge Coverage Ratio on such basis is higher than the Fixed Charge Coverage Ratio immediately prior to such transactions.

Notwithstanding clauses (3) and (4) of the preceding paragraph, the issuer may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the issuer in another jurisdiction. The Indenture also provides for similar provisions relating to any consolidation, merger or sale, assignment, transfer, conveyance or disposal of all or substantially all of the properties or assets of a Guarantor, excluding clause (4) above.

In addition, neither the issuer nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the issuer and any of its Restricted Subsidiaries that are Guarantors.

Transactions with Affiliates

The issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $5.0 million on or after the Issue Date (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing (an “Independent Financial Advisor”).

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any consulting, severance or employment agreement or arrangement entered into by the issuer or any of its Restricted Subsidiaries approved by a majority of the disinterested members of the Board of Directors of the issuer;

(2) transactions (i) between or among the issuer and/or the Guarantors, (ii) between or among Restricted Subsidiaries that are not Guarantors; and (iii) between or among the issuer and the Guarantors, on the one hand, and Restricted Subsidiaries that are not Guarantors, on the other hand, in the ordinary course of business;

(3) payment of reasonable directors fees to directors of the issuer and any Parent and the provision of customary indemnities to directors, officers employees or consultants of the issuer, and any Parent or any Restricted Subsidiary;

(4) issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the issuer;

(5) any tax sharing agreement or arrangement and payments pursuant thereto among the issuer and its Subsidiaries and any other Person with which the issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by the Indenture;

(6) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments” or any Permitted Investment;

(7) loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $5.0 million outstanding at any time and advances and expense reimbursements to employees in the ordinary course of business;

(8) agreements (and payments relating thereto) existing on the Issue Date and described in this prospectus as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the issuer and its Restricted Subsidiaries than the agreement in effect on the Issue Date;

(9) transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the issuer;

(10) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11) transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business; and

(12) transactions which have been approved by a majority of the disinterested members of the Board of Directors and with respect to which an Independent Financial Advisor has delivered an opinion as to the fairness to the issuer or such Restricted Subsidiary of such transaction from a financial point of view.

Additional Note Guarantees

If on or after the date of the Indenture the issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary, an Immaterial Subsidiary or a non-Wholly Owned Subsidiary unless such non-Wholly Owned Subsidiary guarantees any Credit Facilities or any capital markets debt securities of the Issuer or any Guarantor) that Guarantees any Indebtedness of the issuer or any Restricted Subsidiary, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created. At the issuer’s option, the issuer may cause any Foreign Restricted Subsidiary to Guarantee the Notes.

Each Guarantee by a Restricted Subsidiary may be released as described under “—Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall there be any Unrestricted Subsidiaries on or immediately following the date of the Indenture. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments” or reduce the amount available for future Investments under one or more clauses of the definition of “Permitted Investments”. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitations on Issuances of Guarantees of Indebtedness

The issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the issuer or any other Restricted Subsidiary (other than a Guarantee by a Foreign Restricted Subsidiary securing the payment of Indebtedness of another Foreign Restricted Subsidiary) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption “—Note Guarantees.” The form of the Note Guarantee will be attached as an exhibit to the Indenture.

Business Activities

The issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to the issuer and its Restricted Subsidiaries, taken as a whole.

Payments for Consent

The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding the issuer will furnish to the Trustee and Cede & Co., as the nominee of the DTC, on behalf of the Holders of Notes, within the time periods specified in the Commission’s rules and regulations for a non-accelerated filer:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the issuer were required to file such reports;

provided, that if the issuer files such reports electronically with the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the issuer shall not be required under the Indenture to furnish such reports as specified above.

In addition, following the date by which the issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the issuer and the Guarantors have agreed that, for so long as any Notes (but not the Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, if at any time any Parent becomes a Guarantor (there being no obligation of any Parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the issuer or any direct or indirect parent of the issuer (and performs only the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the issuer, be filed by and be those of such Parent rather than the issuer.

To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by the issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control”, “—Certain Covenants—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by the issuer or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment when due at the final maturity (after any applicable grace period) of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6) failure by the issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(7) except as permitted by the Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor or group of Guarantors, or any Person acting on behalf of any such Guarantor or group of Guarantors, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the issuer specifying the respective Event of Default.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in such documents. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes.

The issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner, or stockholder of the issuer or any Subsidiary, or any Parent have any liability for any obligations of the issuer or the Guarantors under the Notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the issuer’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the issuer may, at its option and at any time, elect to have the obligations of the issuer and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the issuer or any of its Subsidiaries is a party or by which the issuer or any of its Subsidiaries is bound;

(6) the issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the issuer with the intent of preferring the Holders of Notes over the other creditors of the issuer with the intent of defeating, hindering, delaying or defrauding creditors of the issuer or others; and

(7) the issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Stated Maturity of any Note or alter the provisions relating to the redemption price of any Note at any time;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(7) make any change in the preceding amendment and waiver provisions; or

(8) expressly subordinate such Note or any Note Guarantee to any other Indebtedness of the issuer or any Guarantor or make any other change in the ranking or priority of any Note that would adversely affect the Holders.

Notwithstanding the preceding, without the consent of any Holder of Notes, the issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the issuer’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(6) to provide for the issuance of Additional Notes in accordance with the Indenture;

(7) to add Guarantors with respect to the Notes or to secure the Notes;

(8) to comply with the rules of any applicable securities depositary;

(9) to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; or

(10) to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision was intended to be a verbatim recitation of the text of this Description of the Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the issuer is required to mail to the respective Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when the issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and, either:

(1) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer) have been delivered to the Trustee for cancellation; or

(2) (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to the Indenture, and the issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any Guarantor is a party or by which the issuer or any Guarantor is bound; and (c) the issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2018 Notes” means the issuer’s 10.0% senior notes due 2018.

“2018 Notes Indenture” means the indenture dated as of November 23, 2010 governing the 2018 Notes.

“ABL Credit Agreement” means the Amended and Restated Credit Agreement among the issuer, certain Subsidiaries of the issuer, the financial institutions from time to time party thereto, Bank of America, N.A., as Administrative Agent and Bank of America, N.A. and General Electric Capital Corporation, as Collateral Agents, dated as of December 17, 2010.

“ABL Facility” means the asset-based revolving credit facility under the ABL Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Asset Acquisition” means (a) an Investment by the issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the issuer, or shall be merged with or into the issuer or any Restricted Subsidiary of the issuer, or (b) the acquisition by the issuer or any Restricted Subsidiary of the issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of the issuer or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance or sale of Equity Interests in or by any of the issuer’s Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by Persons other than the issuer or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2) a transfer of assets (i) between or among the issuer and Restricted Subsidiaries that are Guarantors or (ii) between or among Foreign Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary that is a Guarantor to the issuer or to another Restricted Subsidiary that is a Guarantor;

(4) the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith;

(8) any sale of accounts receivable, or participation therein, in connection with any Qualified Receivables Transaction;

(9) any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business of the issuer and its Restricted Subsidiaries;

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) any foreclosures of assets; and

(12) any disposition of an account receivable in connection with the collection or compromise thereof.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a sub sequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 67% of the amount of all accounts receivable owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(2) 50% of the amount of all inventory owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cases” means the cases filed by the Debtors in the United States Bankruptcy Court for the District of Delaware under chapter 11 of the United States Bankruptcy Code (Case No. 09-13611).

“Cash Equivalents” means:

(1) United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States, Canada or any member nation of the European Union having maturities of not more than 360 days from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the rating of P-1 or better from Moody’s Investors Service, Inc. (“Moody’s”) or A-1 or better from Standard & Poor’s Rating Services (“S&P”) and in each case maturing within twelve months after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody’s or S&P with maturities of twelve months or less from the date of acquisition;

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8) investments in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Cash Management Services” means any or the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the issuer or the direct parent company of the issuer;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation, but excluding a transaction referred to in clause (5) of this definition) the result of which is that any “person” (other than any of the Permitted Holders) or “persons” (other than any of the Permitted Holders) that are together a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the issuer or a Permitted Parent;

(4) the first day on which a majority of the members of the Board of Directors of the issuer are not Continuing Directors; or

(5) the issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or any direct or indirect parent of such Person, in each case constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person or such parent, as the case may be (in each case, immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person or such parent.

Notwithstanding the foregoing, (A) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (B) the term “Change of Control” shall not include a merger or consolidation of the issuer with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the issuer’s assets to, (x) an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the issuer in another jurisdiction and/or for the sole purpose of forming a holding company or (y) a Guarantor.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles) and other non-cash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; plus

(4) any reasonable expenses, fees or charges incurred during such period related to the Transactions or any acquisition, Investment, Asset Sale, incurrence, repayment or modification of Indebtedness or issuance of Equity Interests whether or not successful and including, in each case, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; plus

(5) (a) non-recurring cash charges and (b) the amount of “run-rate” cost savings and synergies projected by the issuer in good faith to result from actions either taken or expected to be taken within 12 months after the end of such period (which cost savings and synergies shall be subject only to certification by management of the issuer and calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit that is associated with any action taken or expected to be taken within 12 months (which adjustments, without duplication, may be incremental to Pro Forma Cost Savings adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”)); provided that the aggregate amount of addbacks made pursuant to this clause (5) in any period of four consecutive fiscal quarters shall not exceed 10% of Consolidated Cash Flow (prior to giving effect to such addbacks); minus

(6) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period; provided, that all adjustments made pursuant to fresh-start accounting made prior to the date that the Debtors emerge from Chapter 11 bankruptcy proceedings (the “Emergence Date”) and any expenses arising after the Emergence Date that are included in cost of goods sold arising from adjustments to inventory and any additional depreciation and amortization expenses that are made in connection with fresh-start accounting shall be excluded from the calculation of Consolidated Cash Flow but without duplication to any such exclusion made in the calculation of Consolidated Net Income.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided, that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary that is not a Guarantor (and, solely for purposes of the covenant described under “—Certain Covenants—Restricted Payments” (and not for any other purpose, including the calculation of Consolidated Cash Flow for purposes of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) any other

Restricted Subsidiaries) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2) during such period, to the extent not previously included therein;

(3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) noncash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such noncash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the issuer (in their capacity as such) or employees of the issuer and its Restricted Subsidiaries), the issuer or any of its Restricted Subsidiaries or any noncash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such noncash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the issuer (in their capacity as such) or employees of the issuer and its Restricted Subsidiaries), the issuer or any of its Restricted Subsidiaries (excluding in each case any noncash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such noncash charges are deducted in computing such Consolidated Net Income shall be excluded;

(6) any non-cash goodwill, other impairment charges or noncash charges relating to the amortization of intangibles, in each case, in accordance with GAAP, shall be excluded;

(7) any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the date of the Indenture, net of taxes, shall be excluded;

(8) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies in accordance with GAAP shall be excluded;

(9) all adjustments made pursuant to fresh-start accounting made prior to the Emergence Date and any expenses arising after the Emergence Date that are included in cost of goods sold arising from adjustments to inventory and any additional depreciation and amortization expenses that are made in connection with fresh-start accounting shall be excluded; and

(10) all cash and non-cash restructuring charges, including (i) any fees, expenses or charges related to or arising from the restructuring of the Debtors in connection with the Cases, including, without limitation, all fees, expenses or charges incurred or reimbursed by the Debtors (including those of the Debtors, the informal committees of holders of the Debtors’ public indebtedness, the committee appointed to represent the interests of equity holders in the Cases, any witnesses retained by the Debtors in the Cases and the respective legal and financial advisors of such parties), whether incurred in connection with the planning, negotiation, structuring or implementation of the Plan of Reorganization, and whether incurred prior to the petition date of the Cases, during the pendency of the Cases or after the effective date of the Cases, and (ii) any severance, relocation and transition costs, shall be excluded.

“Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the issuer or any Parent, as the case may be, who:

(1) was a member of such Board of Directors on the date of the Indenture;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3) was designated or appointed by the Principals.

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Facility and the Term Loan Facility), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Debtors” means the issuer and certain of its Subsidiaries and affiliates that are debtors under the Cases.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Offering” means an Equity Offering.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the issuer or any of its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer or such Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments”.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the issuer or any Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

“Excluded Contributions” means the net cash proceeds received by the issuer after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in the second clause (3) of the first paragraph of the covenant described above under the heading “—Certain Covenants—Restricted Payments”.

“Existing Indebtedness” means Indebtedness outstanding on the date of the Indenture after giving effect to the Transactions, other than under the ABL Credit Agreement, the Term Loan Credit Agreement and the Indenture, but including, for the avoidance of doubt, the $250,000,000 in aggregate principal amount of 2018 Notes issued on November 23, 2010.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) the Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the issuer or any Restricted Subsidiary of the issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Transactions and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the issuer or was merged with or into the issuer or any Restricted Subsidiary of the issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

(2) in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication of,

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the issuer (other than Disqualified Stock) or to the issuer or a Restricted Subsidiary that is a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5) the amortization or expensing of financing fees incurred by the issuer and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period; minus

(6) interest income actually received by the issuer or any Restricted Subsidiary in cash for such period.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the issuer incorporated in any jurisdiction outside the United States.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means any Person that incurs a Guarantee of the Notes; provided, that, upon the release and discharge of such Person from its Note Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of the issuer that has less than $1,000,000 in total assets; provided that the aggregate total assets for all Immaterial Subsidiaries shall not at any time exceed $5,000,000.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker’s acceptances;

(4) Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness, and Indebtedness of any partnership in which such Person is a general partner.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(3) with respect to Indebtedness of another Person secured by a Lien on the assets of the issuer or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the issuer or any Restricted Subsidiary of the issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the issuer, the issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the issuer or any Restricted Subsidiary of the issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described above under the caption “—Certain Covenants—Restricted Payments,” (i) Investments shall include the portion (proportionate to the issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the issuer at the time such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the issuer.

“Issue Date” shall mean April 26, 2011, the original issue date of the Existing Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at April 15, 2016 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to April 15, 2016 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the Notes to be redeemed.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without reference to the $5.0 million limitation); or (b) the disposition of any other assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; and

(3) any gains, losses, or charges of the issuer and its Subsidiaries incurred in connection with the Transactions together with any related provision for taxes on such gain, loss, or charge.

“Net Proceeds” means the aggregate cash proceeds received by the issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof or as a result of any transactions occurring or deemed to occur in connection with a prepayment hereunder, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the issuer or any of its Restricted Subsidiaries.

“Note Guarantee” shall mean the Guarantee of the Notes by the Guarantors.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and by the Treasurer, Chief Financial Officer or Chief Accounting Officer of such Person.

“Parent” means any direct or indirect parent company of the issuer.

“Pari Passu Indebtedness” means: (1) with respect to the issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes (including the 2018 Notes); and (2) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Note Guarantee (including its guarantee of the 2018 Notes).

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by the issuer and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

“Permitted Holders” means each of (i) the Principals and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Principals are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Principals, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the issuer or any other direct or indirect parent company of the issuer and (ii) any Permitted Parent that (A) is newly formed at the time of any transaction and (B) would not, if the Person or Persons forming such Permitted Parent and owning all of such Permitted Parent’s Equity Interests were to engage in such transaction in lieu of Permitted Parent and if all references to “Permitted Parent” in the definition of Change of Control were to be disregarded, result in a Change of Control. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the issuer or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the issuer or any Restricted Subsidiary of the issuer in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the issuer or a Restricted Subsidiary of the issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(5) any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the issuer; provided that any such contribution shall be excluded from subclause (b) of the second clause (3) of the first paragraph of the covenant described under the caption “—Certain Covenants—Restricted Payments”);

(6) Hedging Obligations;

(7) Investments to the extent such Investments, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, do not exceed the greater of (x) $50.0 million or (y) 5.0% of Consolidated Tangible Assets of the issuer; provided that Investments pursuant to this clause (7) shall not, directly or indirectly, fund the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent;

(8) any Investment of the issuer or any of its Restricted Subsidiaries existing on the date of the Indenture; and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(9) loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $5.0 million outstanding at any time;

(10) any Investment acquired by the issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or

(b) as a result of a foreclosure by the issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12) Investments in joint ventures engaged in a Permitted Business not in excess of the greater of (x) $75.0 million or (y) 7.5% of Consolidated Tangible Assets of the issuer, in the aggregate outstanding at any one time;

(13) Investments in Unrestricted Subsidiaries not in excess of the greater of (x) $75.0 million or (y) 7.5% of Consolidated Tangible Assets of the issuer, in the aggregate outstanding at any one time;

(14) Investments by the issuer or a Restricted Subsidiary of the issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction; and

(15) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time such Person merges or consolidates with the issuer or any Restricted Subsidiary, in either case in compliance with this Indenture, provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation.

The amount of Investments outstanding at any time pursuant to clauses (7), (12) and (13) shall be reduced by an amount equal to the net reduction in Investments by the issuer and its Restricted Subsidiaries, subsequent to the date of the Indenture, resulting from repayments of loans or advances or other transfers of assets, in each case to the issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, not to exceed, in the case of any Investment, the amount of the Investment previously made by the issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

“Permitted Liens” means:

(1) Liens securing obligations under the Notes;

(2) Liens securing Indebtedness and other obligations of the issuer and its Restricted Subsidiaries not to exceed the greater of (i) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (1) of the second paragraph “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and (ii) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was incurred and after giving effect to the incurrence of such Indebtedness, would not cause the Secured Leverage Ratio of the issuer to exceed 3.50 to 1.0;

(3) other Liens existing on the Issue Date after giving effect to the Transactions;

(4) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture; provided that such Liens do not extend to or cover any property or assets of the issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(5) Liens on property existing at the time of acquisition thereof by the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the issuer or the Restricted Subsidiary;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7) Liens incurred in the ordinary course of business of the issuer or any Restricted Subsidiary of the issuer with respect to obligations that do not exceed $75.0 million at any one time outstanding;

(8) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(11) Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by clause (16) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets of such Foreign Restricted Subsidiary;

(12) Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

(13) Liens for taxes, assessments, governmental charges or claims that are not yet due or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(14) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(15) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the issuer or any of its Subsidiaries, taken as a whole;

(16) leases or subleases or licenses granted to others in the ordinary course of business of the issuer or any of its Restricted Subsidiaries, taken as a whole;

(17) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the issuer or any of its Restricted Subsidiaries relating to such property or assets;

(18) any interest or title of a lessor in the property subject to any Capital Lease Obligation;

(19) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(20) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the issuer or (B) such Person or such property is acquired by the issuer or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(21) Liens arising from the rendering of a final judgment or order against the issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(22) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(24) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Credit Facilities, in each case securing Indebtedness under Hedging Obligations;

(25) Liens solely on any cash earnest money deposits made by the issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(26) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28) Liens in favor of the issuer or any Guarantor; and

(29) Liens securing Hedging Obligations and Cash Management Services so long as (a) related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations or (b) such obligations are secured by the property securing any Credit Facilities so long as such obligations are owed to lenders (or affiliates thereof) under such Credit Facilities.

For purposes of determining compliance with this “Permitted Liens” definition, in the event that any proposed Lien on any Indebtedness meets the criteria of more than one of the categories of Permitted Liens described in clauses (1) through (29) above, the issuer will be permitted to classify the Lien on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this definition at such time.

“Permitted Parent” means any direct or indirect parent of the issuer.

“Permitted Refinancing Indebtedness” means any Indebtedness of the issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable;

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust, unincorporated organization, limited liability issuer or government or other entity.

“Plan of Reorganization” means the joint plan of reorganization of the Debtors, dated as of September 18, 2009, as amended, supplemented or modified from time to time.

“Principals” means Ares Management LLC and its Affiliates.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulations S-X under the Securities Act as in effect and applied as of the date of the Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each (i), (ii) and (iii), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the issuer’s Chief Financial Officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Public Equity Offering” means an offer and sale for cash of common stock (other than Disqualified Stock) of the issuer or any Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the issuer).

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the issuer or any Restricted Subsidiary of the issuer in connection with a Qualified Receivable Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owning to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the issuer or by any Restricted Subsidiary of the issuer pursuant to which the issuer or any Restricted Subsidiary of the issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the issuer or any Restricted Subsidiary of the issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Receivables Subsidiary” means a Subsidiary of the issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the issuer or any other Restricted Subsidiary of the issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the issuer or any other Restricted Subsidiary of the issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the issuer or any other Restricted Subsidiary of the issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the issuer nor any other Restricted Subsidiary of the issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the issuer or such other Restricted Subsidiary of the issuer than those that might be obtained at the time from Persons that are not Affiliates of the issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the issuer nor any other Restricted Subsidiary of the issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the issuer giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement in respect of the Notes, dated as of the Issue Date, among the initial purchaser, the issuer and the Guarantors.

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, a Restricted Subsidiary as used herein refers to a Restricted Subsidiary of the issuer.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Leverage Ratio” means with respect to any specified Person, as of any date of determination, the ratio of: (1) the outstanding principal amount of Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date on a consolidated basis in accordance with GAAP; to (2) Consolidated Cash Flow of such Person for the period of the most recent four consecutive fiscal quarters ending prior to such date for which financial statements prepared on a consolidated basis in accordance with GAAP are available; provided, however, that Consolidated Cash Flow shall be determined for purposes of this definition with such pro forma adjustment consistent with the definition of Fixed Charge Coverage Ratio. For purposes of determining the amount of Indebtedness outstanding under the Secured Leverage Ratio, the issuer, at its option, may designate all or any portion of the commitments under any revolving credit facility to be fully drawn as of the date of such designation; provided that such commitments so designated shall thereafter be deemed to be outstanding at all times thereafter in such amount for the purposes of the Secured Leverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the issuer or any Restricted Subsidiary of the issuer that are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the issuer, any Indebtedness which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Term Loan Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the issuer, certain Subsidiaries of the issuer, the financial institutions from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent.

“Term Loan Facility” means the senior secured term loan facility under the Term Loan Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture.

“Transactions” means, collectively, (a) the execution, delivery and performance by the issuer and the Guarantors of the Indenture and other related documents to which they are a party and the issuance of the Notes thereunder, (b) the execution, delivery and performance by the issuer and the Guarantors of the Term Loan Credit Agreement and other related documents to which they are a party and the incurrence of term loans thereunder on the Issue Date, (c) the consummation of the issuer’s offer to purchase the issuer’s 11% Senior Secured Notes due 2013 as described in this prospectus and the redemption of any portion of the 11% Senior Secured Notes due 2013 not purchased pursuant to such offer to purchase and (d) the payment of related fees and expenses.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to April 15, 2016; provided, however, that if the period from the redemption date to April 15, 2016 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to April 15, 2016 is less than one year, the weekly average yield on actively traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means any Subsidiary of the issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither the issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the issuer or any of its Restricted Subsidiaries at the time of such designation unless such guarantee or credit support is released upon such designation.

Any designation of a Restricted Subsidiary of the issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”, the issuer shall be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, controlled or held by such person or one or more Wholly Owned Subsidiaries of such person or by such Person and one or more Wholly Owned Subsidiaries of such person.

BOOK-ENTRY; DELIVERY AND FORM

The certificates representing the exchange notes will be issued in fully registered form without interest coupons (the “global notes”). The global notes will be deposited with the trustee as a custodian for DTC, as depositary, and registered in the name of a nominee of such depositary.

The Global Notes

We expect that pursuant to procedures established by DTC (a) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (b) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the global notes.

Payments of the principal of, premium (if any), interest (including additional interest) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including additional interest) on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of existing notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated securities, which it will distribute to its participants and which will be legended as set forth under the heading “Notice to Investors” in the final offering memoranda relating to the existing notes.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities shall only be issued in exchange for beneficial interests in the global notes (i) after there has occurred and is continuing an event of default with respect to the notes or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 120 days.

Secondary Market Trading, Global Clearance and Settlement under the Book-Entry System

Any permitted secondary market trading activity in the notes will be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences of the exchange offer to holders of existing notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended, regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder.

An exchange of existing notes for exchange notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders that exchange their existing notes for exchange notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the exchange notes as it had in the existing notes immediately before the exchange.

The foregoing discussion of U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of old notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where the existing notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days, we will use our commercially reasonable efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly provide such number of copies of this prospectus (as the amended or supplemented) as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the existing notes) other than agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of notes, as applicable, and will indemnify the holders of existing notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Weil, Gotshal & Manges, LLP, New York, New York. Certain matters with respect to Connecticut law will be passed upon for us by Cohn Birnbaum & Shea P.C., Hartford, Connecticut; certain matters with respect to Minnesota law will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota; certain matters with respect to Utah law will be passed upon for us by Holland & Hart LLP, Salt Lake City, Utah; certain matters with respect to Oklahoma law will be passed upon for us by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma; certain matters with respect to Michigan law will be passed upon for us by Rhoades McKee PC, Grand Rapids, Michigan; and certain matters with respect to Kentucky law will be passed upon for us by Wyatt, Tarrant & Combs, LLP, Louisville, Kentucky.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Nortek’s consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited 2GIG Technologies, Inc. and Subsidiary’s (“2GIG”) consolidated financial statements as of December 31, 2012 and for the period from November 17, 2012 to December 31, 2012 (Successor) and for the period from January 1, 2012 to November 16, 2012 and as of and for the year ended December 31, 2011 (Predecessor) included in Nortek, Inc.’s Current Report on Form 8-K/A filed June 7, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. 2GIG’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants Incorporated or Organized in California

Pacific Zephyr Range Hood Inc.is a corporation incorporated in the state of California. Section 204 of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (i) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, so long as such indemnification is subject to certain limitations and conditions as provided therein and (ii) authorizing, whether by by-law, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, so long as such indemnification is subject to certain limitations and conditions as provided therein.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. This section also provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders, and where such indemnification is subject to certain limitations and conditions as provided therein.

The Articles of Incorporation of Pacific Zephyr Range Hood Inc. contain no articles, sections or provisions relating to indemnification. The Articles of Incorporation of Pacific Zephyr Range Hood Inc. provide that the liability of the directors of the corporation for monetary damages shall be limited to the fullest extent permissible under California law.

The By-laws of Pacific Zephyr Range Hood Inc. provide that the corporation shall, to the maximum extent permitted from time to time under the laws of the state of California, indemnify the directors and officers, and upon request advance expenses, provided that the corporation is not required to indemnify or advance expenses to a person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights.

Core Brands, LLC, Gefen, LLC, Linear LLC, Xantech LLC and Zephyr Ventilation, LLC are California limited liability companies governed by the Beverly-Killea Limited Liability Company Act (“BKLLCA”).

Section 17155 of the BKLLCA empowers a California limited liability company to indemnify any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity, except that indemnification of managers for a breach of fiduciary duty owed to the limited liability company and its members is not permitted under the BKLLCA. The BKLLCA also empowers a California limited liability company to purchase and maintain insurance on behalf of any such persons against any liability asserted against or incurred by the person in such capacity or arising out of the person’s status with the company.

The Operating Agreements of Core Brands, LLC, Gefen, LLC, Linear LLC, Xantech LLC and Zephyr Ventilation, LLC provide that, to the fullest extent permitted by applicable law, a member or officer shall be entitled to indemnification from the company for any loss, damage or claim incurred by such member or officer by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the company’s Operating Agreement, except that no member or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity shall be provided out of and to the extent of the company’s assets only, and no member shall have personal liability on account thereof.

Registrant Incorporated in Connecticut

The registrant, Magenta Research Ltd., is incorporated under the laws of the State of Connecticut. Under Section 33-771(a) of the Connecticut Business Corporation Act (the “CBCA”), a corporation may indemnify an individual who is a party to a proceeding against liability incurred in the proceeding by reason of the fact that he or she is a director of the corporation, if he or she conducted himself or herself in good faith and reasonably believed to be in (in the case of conduct in his or her official capacity) or not opposed to (when acting in all other cases) the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Under Section 33-775 of the CBCA, before a corporation may indemnify a director under such Section, the corporation must make a determination that indemnification is permissible under the circumstances. The determination must be made by (i) if there are two or more qualified directors, the board of directors by a majority vote of all the qualified directors, or by a majority of the members of a committee of two or more qualified directors appointed by such a vote; (ii) by special legal counsel (A) selected by a majority vote of qualified directors or a majority vote of a committee of two or more qualified directors appointed by such a vote, or (B) if there are fewer than two qualified directors, selected by the board of directors, in which selection directors who do not qualify as qualified directors may participate; or (iii) by the shareholders (but shares owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the determination). Authorization of indemnification shall be made in the same manner, except that if there are fewer than two qualified directors or if the determination is made by special legal counsel, authorization of indemnification shall be made by the board of directors, in which selection directors who do not qualify as qualified directors may participate. Section 33-636(b)(5) of the CBCA provides that a certificate of incorporation may include a provision permitting or making obligatory indemnification of a director for “liability” (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) to any person for any action taken, or any failure to take any action, as a director, except for liability that (i) involved a knowing and culpable violation of law by the director, (ii) enabled the director or an “associate” (defined as any domestic or foreign corporation or organization, other than a corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of ten per cent or more of any class of equity securities; any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates) to receive an improper personal gain, (iii) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the corporation, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation or (v) created liability under Section 33-757 of the CBCA (regarding unlawful distributions), provided no such provision shall affect the indemnification of or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of such provision.

Section 33-772 of the CBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 33-774 of the CBCA permits a director who is a party to a proceeding because he or she is a director to apply to a court of competent jurisdiction for indemnification or for an advance of expenses. The court may order indemnification or an advance of expenses if it determines that the director is entitled to (i) mandatory indemnification, (ii) obligatory indemnification or advance of expenses pursuant to a provision in the corporation’s certificate of incorporation or bylaws or in a duly adopted resolution or contract, or (iii) if the court determines, in view of all the relevant circumstances, that it is fair and reasonable, even if he or she did not meet the prescribed standard of conduct described in the CBCA. If the court determines that the director is entitled to indemnification or an advance of expenses pursuant to subsections (i) or (ii) of this paragraph, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining court-ordered indemnification. If the court determines that the director is entitled to indemnification or an advance of expenses pursuant to subsection (iii) of this paragraph, it may also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining court-ordered indemnification.

Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under Sections 33-770 to 33-779 of the CBCA.

Section 33-778 of the CBCA provides that a corporation may, by a provision in its certificate of incorporation or bylaws or in a duly adopted resolution or contract, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses.

The Articles of Incorporation of Magenta Research Ltd. contain no articles, sections or provisions relating to indemnification.

The By-laws of Magenta Research Ltd. provide that the corporation shall, to the maximum extent permitted from time to time under the laws of the state of Connecticut, indemnify, and upon request shall advance expenses to any officer or director, provided that the corporation is not required to indemnify or advance expenses to a person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such By-laws also provide that any such person seeking indemnification thereunder shall be deemed to have met the standard of conduct required for such indemnification unless the contrary is established.

Registrants Incorporated or Organized in Delaware

The following registrants are corporations incorporated in the state of Delaware: 2GIG Technologies, Inc., Broan-Mexico Holdings, Inc., CES International Ltd., Huntair, Inc., Huntair Middle East Holdings, Inc., Mammoth, Inc., NORDYNE International, Inc., Nortek, Inc., Nortek International, Inc., Rangaire GP, Inc. and Rangaire LP, Inc. Section 145(a) of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the Delaware General Corporation Law, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery.

Furthermore, Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its Certificate of Incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director’s duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or for any transaction from which the director derived an improper personal benefit. The following Delaware corporation registrants eliminate such personal liability of their directors in their Certificates of Incorporation: CES International Ltd., Nortek, Inc., Rangaire GP, Inc. and Rangaire LP, Inc.

The Amended and Restated Certificates of Incorporation of 2GIG Technologies, Inc., Broan-Mexico Holdings, Inc., CES International Ltd., Huntair, Inc., Huntair Middle East Holdings, Inc., Mammoth, Inc., NORDYNE International, Inc. and Nortek International, Inc., provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the D.G.C.L. or (iv) for any transaction from which the director derived an improper personal benefit.

The By-laws of each of the Delaware corporation registrants, except for Nortek, Inc., provide that the corporations shall, to the maximum extent permitted from time to time under the laws of the state of Delaware, indemnify the directors and officers, and upon request advance expenses, provided that the corporation is not required to indemnify or advance expenses to a person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights.

The By-laws of Nortek, Inc. contain no articles, sections or provisions relating to indemnification.

The following registrants are limited liability companies formed in the state of Delaware: Broan-NuTone LLC, CES Group, LLC, CLPK, LLC, Nordyne LLC and NuTone LLC. Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of CES Group, LLC, CLPK, LLC, Nordyne LLC, NuTone LLC and the Third Amended and Restated Limited Liability Company Agreement of Broan-NuTone LLC each provide that to the maximum extent permitted by Delaware law, each member and officer shall not be liable to the company or any other party who has an interest in the company and shall be fully protected and indemnified by the company out of company assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or, if approved by the member, settlement of litigation, and legal fees and expenses reasonably incurred in connection with any pending or threatened litigation or proceeding) for any act or omission that was suffered or taken by such member or officer in good faith and that (i) is not in material breach of the limited liability company agreement, (ii) does not constitute fraud, gross negligence, willful misconduct or willful violation of law, and (iii) with respect to any criminal action or proceeding, was suffered or taken without reasonable cause to believe that such member or officer’s conduct was unlawful. The company may (and in the case of the member, will) advance expenses, including legal fees, for which any member or officer would be entitled by the limited liability company agreement to be indemnified upon receipt of an unsecured undertaking by such member or officer to repay such advances if it is ultimately determined by a court or other tribunal of proper jurisdiction that indemnification for such expenses is not permitted by law or authorized by the limited liability company agreement. Actions or omissions taken or suffered by the member regarding any matter which the limited liability company agreement provides is in the discretion or sole discretion of the member shall be conclusively deemed not to constitute fraud, gross negligence, willful misconduct or willful violation of law. No officer shall have any right of exculpation or indemnification with respect to any action or omission taken or suffered by such party at any time after such party ceases to be an officer, or in respect of any controversy relating in any respect to such party’s ceasing to be an Officer, or in respect of any claim or cause of action against the company (other than in connection with enforcing such party’s rights against the company under the indemnification provisions stated here), the member or any affiliate of the member, or any of the members, partners, stockholders, directors, managers, officers, employees, agents or other representatives of any of the foregoing.

Broan-NuTone Storage Solutions LP is a limited partnership formed in the state of Delaware. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless a partner or other persons from and against indemnification provisions or limitations thereon.

The Agreement of Limited Partnership of Broan-NuTone Storage Solutions LP contains no articles, sections or provisions relating to indemnification.

Registrant Organized in Florida

The registrant, Gates That Open, LLC is a limited liability company formed in the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act (the “FLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided that no judgment or other final adjudication establishes that the actions of the indemnified person shall not be adjudicated and constitute a criminal violation (unless the indemnified person had no reasonable cause to believe his conduct was unlawful), a transaction from which the indemnified person derived an improper personal benefit, an unlawful distribution under section 608.426 of the FLLCA (if the indemnified person is a manager or managing member) or willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The Articles of Organization of Gates That Open, LLC contain no articles, sections or provisions relating to indemnification. The limited liability company agreement of Gates That Open, LLC provides that to the maximum extent permitted by Florida law, each member and officer shall not be liable to the company or any other party who has an interest in the company and shall be fully protected and indemnified by the company out of company assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or, if approved by the member, settlement of litigation, and legal fees and expenses reasonably incurred in connection with any pending or threatened litigation or proceeding) for any act or omission that was suffered or taken by such member or officer in good faith and that (i) is not in material breach of the limited liability company agreement, (ii) does not constitute fraud, gross negligence, willful misconduct or willful violation of law, and (iii) with respect to any criminal action or proceeding, was suffered or taken without reasonable cause to believe that such member or officer’s conduct was unlawful. The company may (and in the case of the member, will) advance expenses, including legal fees, for which any member or officer would be entitled by the limited liability company agreement to be indemnified upon receipt of an unsecured undertaking by such member or officer to repay such advances if it is ultimately determined by a court or other tribunal of proper jurisdiction that indemnification for such expenses is not permitted by law or authorized by the limited liability company agreement.

Registrant Organized in Kentucky

The registrant TV One Broadcast Sales Corporation is a corporation incorporated in the State of Kentucky.

Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporations Act provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must also have had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 271B.8-520 of the Kentucky Business Corporations Act provides that, unless a corporation’s articles of organization provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.2-020(2)(d) of the Kentucky Business Corporations Act, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (3) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 or (4) for any transaction from which the director derived an improper personal benefit.

The By-Laws of TV One Broadcast Sales Corporation provide that every person who is or was a director or officer of the corporation or of any other corporation or entity in which such person served as a director or officer at the request of the corporation, shall be indemnified by the Corporation against any and all reasonable costs and expenses (including but not limited to attorney fees) and any liabilities (including but not limited to judgments, fines, penalties and reasonable settlements) that may be paid by or imposed against such person in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or entity or otherwise), and whether civil, criminal, administrative, investigative or legislative (including any appeal relating thereto), in which such person may be involved, as a party or witness or otherwise, by reason of such person’s being or having been a director or officer of the Corporation or a director or officer of such other corporation or entity, or by reason of any action taken or not taken in such capacity, whether or not such person continues to be such at the time such liability or expense shall have been paid or imposed, provided such person acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or such other corporation or entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Every person required to be indemnified under the bylaws of the corporation who has been, based on a final adjudication rendered by a court of competent jurisdiction, successful on the merits or otherwise with respect to any claim, action, suit or proceeding of the character described in the preceding paragraph shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification under may be made by the Board for any director, officer or employee of the Corporation in the Board’s discretion, but only if either (i) the Board, acting by a quorum consisting of directors who were not parties to (or who are finally adjudicated by a court of competent jurisdiction to have been successful with respect to) such claim, action, suit or proceeding, shall have found that the director, officer or employee has met the applicable standard of conduct or (ii) if there be no such disinterested quorum, independent legal counsel (who may be the regular counsel of the Corporation) shall have delivered to the Corporation written advice to the effect that in their judgment such applicable standard has been met; however, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by such person or his personal or legal representative, or which involved the voluntary solicitation or intervention of such person or his personal or legal representative (other than an action to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board).

In addition, expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of any claim, action, suit or proceeding subject to the aforementioned indemnification provisions upon receipt of an undertaking by the director or officer to repay such amount as shall not ultimately be determined to be payable to him or her.

Barcom Asia Holdings, LLC and Barcom China Holdings, LLC. are limited liability companies formed in the State of Kentucky. Section 275.180 of the Kentucky Revised Statutes provides that a written operating agreement of a Kentucky limited liability corporation may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in the Kentucky Revised Statutes 275.170 and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager of the company.

Registrant Incorporated in Michigan

Operator Specialty Company, Inc. is incorporated under the laws of the State of Michigan. Section 450.1561 of the Michigan Business Corporation Act permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 450.1562 of the Michigan Business Corporation Act further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation, except to the extent authorized by the court upon application for indemnification pursuant to Section 450.1564c (application for indemnification).

Section 450.1563 of the Michigan Business Corporation Act further provides that to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 450.1561 or Section 450.1562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in such Section 450.1563.

Section 450.1567 of the Michigan Business Corporation Act also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under Sections 450.1561 to 450.1565.

The Articles of Incorporation of Operator Specialty Company, Inc. contain no articles, sections or provisions relating to indemnification.

The By-laws of Operator Specialty Company, Inc. provide that the corporation shall indemnify any director or officer, or former director or officer or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, against reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of any civil, criminal or administrative action, suit or proceeding in which he is made a party or with which he is threatened by reason of being or having been or because of any act as such director or officer, within the course of his duties or employment, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties. The By-laws also allow the corporation to reimburse any director or officer for the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the corporation that such settlement be made and that such director or officer was not guilty of negligence or misconduct. The right of indemnification extends to the estate, executor, administrator, guardian and conservator of any deceased or former director or officer or person who himself would have been entitled to indemnification.

Registrants Incorporated in Minnesota

The registrant, Ergotron, Inc. is incorporated under the laws of the State of Minnesota. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person (including any officer or director) made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, subject to any conditions or limitations set forth in the articles of incorporation or bylaws of such corporation, against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements incurred by such person in connection with the proceeding) if, with respect to the acts or omissions of such person complained of in the proceeding, such person: (1) has not been indemnified therefor by another organization or employee benefit plan, (2) acted in good faith, (3) received no improper personal benefit and, in the case of a conflict of interest, satisfied any requirements relating to directors’ conflicts of interest as set forth under the Minnesota Statutes Section 302A.255, as applicable, (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (5) reasonably believed that the conduct was in the best interests of the corporation or, in certain limited circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, subject to any conditions or limitations set forth in the articles of incorporation or bylaws of such corporation, Section 302A.521 requires payment by a corporation, upon request, of reasonable expenses in advance of final disposition of claims in certain circumstances.

The Amended and Restated Articles of Incorporation of Ergotron, Inc. provide, in Article IX, that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that Article IX does not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 302A.559 or 80A.76 of the Minnesota Statutes (or similar provisions of future law), (4) for any transaction from which the director derived an improper personal benefit, or (5) for any act or omission occurring prior to the effective date of Article IX. If the Minnesota Statutes are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director to the corporation, in addition to the limitation on personal liability provided in Article IX, shall be limited to the fullest extent permitted by the amended Minnesota Statutes. No amendment or repeal of Article IX shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or appeal.

The By-Laws of Ergotron, Inc. provide that the corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

Registrants Incorporated in Oklahoma

The following registrants are limited liability companies formed under the law of the State of Oklahoma: Governair LLC and Temtrol, LLC. Section 2017 of the Oklahoma Limited Liability Company Act provides that the articles of organization or operating agreement of an Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of statutory duty of good faith and ordinary care and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager; however, no provision permitted may limit or eliminate the liability of a manager for any breach of the manager’s duty of loyalty to the limited liability company or its members, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the manager derived an improper personal benefit.

The Articles of Organization of each of Governair LLC and Temtrol, LLC contain no articles, sections or provisions relating to indemnification.

The limited liability company agreements of each of Governair LLC and Temtrol, Inc. provide that to the maximum extent permitted by law, each member and officer shall not be liable to the company or any other party who has an interest in the company and shall be fully protected and indemnified by the company out of company assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or, if approved by the member, settlement of litigation, and legal fees and expenses reasonably incurred in connection with any pending or threatened litigation or proceeding) for any act or omission that was suffered or taken by such member or officer in good faith and that (i) is not in material breach of the limited liability company agreement, (ii) does not constitute fraud, gross negligence, willful misconduct or willful violation of law, and (iii) with respect to any criminal action or proceeding, was suffered or taken without reasonable cause to believe that such member or officer’s conduct was unlawful. The company may (and in the case of the member, will) advance expenses, including legal fees, for which any member or officer would be entitled by the limited liability company agreement to be indemnified upon receipt of an unsecured undertaking by such member or officer to repay such advances if it is ultimately determined by a court or other tribunal of proper jurisdiction that indemnification for such expenses is not permitted by law or authorized by the limited liability company agreement. Actions or omissions taken or suffered by the member regarding any matter which the limited liability company agreement provides is in the discretion or sole discretion of the member shall be conclusively deemed not to constitute fraud, gross negligence, willful misconduct or willful violation of law. No officer shall have any right of exculpation or indemnification with respect to any action or omission taken or suffered by such party at any time after such party ceases to be an officer, or in respect of any controversy relating in any respect to such party’s ceasing to be an officer, or in respect of any claim or cause of action against the company (other than in connection with enforcing such party’s rights against the company under the indemnification provisions stated here), the member or any affiliate of the member, or any of the members, partners, stockholders, directors, managers, officers, employees, agents or other representatives of any of the foregoing.

Registrant Incorporated in Utah

The registrant LT Sale Co., Inc. is incorporated under the laws of the State of Utah. Under Section 16-10a-902 of the Utah Revised Business Corporation Act (“URBCA”), a corporation may indemnify an individual made a party to a proceeding because the individual was a director, against liability incurred in the proceeding if (i) the director’s conduct was in good faith, (ii) the director reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided that, the corporation may not indemnify the same director if (a) indemnification is sought in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) indemnification is sought in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Indemnification under this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

In accordance with Section 16-10a-903 of the URBCA, the corporation shall indemnify a director or an officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which the individual was a party because the individual is or was a director or an officer of the corporation, as the case may be, against reasonable expenses incurred by the individual in connection with the proceeding or claim with respect to which the individual has been successful.

In accordance with Section 16-10a-904 of the URBCA, a corporation may pay or reimburse the reasonable expenses incurred by a director that is a party to a proceeding in advance of the final disposition of the proceeding, provided that, (i) the director furnishes to the corporation a written affirmation of the director’s good faith that he or she has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA; (ii) the director furnishes to the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

A corporation may purchase and maintain liability insurance on behalf of such a person, whether or not the corporation would have power to indemnify him against the same liability under the applicable laws.

The Articles of Incorporation of LT Sale Co., Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, (iv) any actions under Code Section 16-10-44 (unlawful payment of dividends or unlawful stock purchases or other distributions), or (v) any acts or omissions of a director of the corporation prior to May 4, 1988.

The By-laws of LT Sale Co., Inc. provide that the corporations shall, to the maximum extent permitted from time to time under the laws of the state of Utah, indemnify, and upon request shall advance expenses to any officer or director, provided that the corporation is not required to indemnify or advance expenses to a person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action to enforce indemnification rights. Such By-laws also provide that any such person seeking indemnification thereunder shall be deemed to have met the standard of conduct required for such indemnification unless the contrary is established.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits:

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, Rhode Island, on June 7, 2013.

NORTEK, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Senior Vice President, General Counsel and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Nortek, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Clarke Michael J. Clarke	President and Chief Executive Officer (Principal Executive Officer)	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2013

/s/ Donald W. Reilly Donald W. Reilly	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

/s/ Jeffrey C. Bloomberg Jeffrey C. Bloomberg	Director	June 7, 2013

/s/ Joseph M. Cianciolo Joseph M. Cianciolo	Director	June 7, 2013

/s/ John T. Coleman John T. Coleman	Director	June 7, 2013

Signature	Title	Date

/s/ James B. Hirshorn James B. Hirshorn	Director	June 7, 2013

/s/ Thomas A. Keenan Thomas A. Keenan	Director	June 7, 2013

/s/ Daniel C. Lukas Daniel C. Lukas	Director	June 7, 2013

/s/ Bennett Rosenthal Bennett Rosenthal	Director	June 7, 2013

/s/ J. David Smith J. David Smith	Director	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

2GIG TECHNOLOGIES, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of 2GIG Technologies, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Charles E. Monts Charles E. Monts	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Michael O’Neal Michael O’Neal	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

BARCOM ASIA HOLDINGS, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Manager

* * * *

POWER OF ATTORNEY

The undersigned officers of Barcom Asia Holdings, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly		Principal Executive Officer	June 7, 2013

/s/ Almon C. Hall Almon C. Hall		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	NORTEK HOLDING B.V.	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

BARCOM CHINA HOLDINGS, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Manager

* * * *

POWER OF ATTORNEY

The undersigned officers of Barcom China Holdings, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly		Principal Executive Officer	June 7, 2013

/s/ Almon C. Hall Almon C. Hall		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	BARCOM ASIA HOLDINGS, LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

BROAN-MEXICO HOLDINGS, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Broan-Mexico Holdings, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ John M. Pendergast John M. Pendergast	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ David L. Pringle David L. Pringle	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

BROAN-NUTONE LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Broan-NuTone LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David L. Pringle David L. Pringle		Principal Executive Officer	June 7, 2013

/s/ John M. Pendergast John M. Pendergast		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	NORTEK, INC.	Managing Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

BROAN-NUTONE STORAGE SOLUTIONS LP

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned general partner and officers of Broan-NuTone Storage Solutions LP hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David L. Pringle David L. Pringle		Principal Executive Officer	June 7, 2013

/s/ John M. Pendergast John M. Pendergast		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	RANGAIRE GP, INC.	General Partner

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

CES GROUP, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of CES Group, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Eric Roberts Eric Roberts		Principal Executive Officer	June 7, 2013

/s/ Brian J. Smith Brian J. Smith		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	NORDYNE LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

CES INTERNATIONAL LTD.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of CES International Ltd. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Brian J. Smith Brian J. Smith	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Eric Roberts Eric Roberts	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

CLPK, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of CLPK, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David E. Benson David E. Benson		Principal Executive Officer	June 7, 2013

/s/ John E. Albert John E. Albert		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	CES Group, LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

CORE BRANDS, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Core Brands, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John D. Humphrey John D. Humphrey		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ William E. Pollock William E. Pollock		Principal Executive Officer	June 7, 2013

	LINEAR LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

ERGOTRON, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Ergotron, Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Greg Mohwinkel Greg Mohwinkel	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Pete Segar Pete Segar	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

GATES THAT OPEN, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Gates That Open, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Joseph A. Kelley Joseph A. Kelley		Principal Executive Officer	June 7, 2013

/s/ Mark Young Mark Young		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	LINEAR LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

GEFEN, LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Gefen, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Hagai Gefen Hagai Gefen		Principal Executive Officer	June 7, 2013

/s/ Keith Powell Keith Powell		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	LINEAR LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

GOVERNAIR LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Governair LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Eric Roberts Eric Roberts		Principal Executive Officer	June 7, 2013

/s/ Brian J. Smith Brian J. Smith		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	CES GROUP, LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

HUNTAIR, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Huntair, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ John E. Albert John E. Albert	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ David E. Benson David E. Benson	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

HUNTAIR MIDDLE EAST HOLDINGS, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Huntair Middle East Holdings, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Brian J. Smith Brian J. Smith	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Eric Roberts Eric Roberts	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

LINEAR LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Linear LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Michael A. O’Neal Michael A. O’Neal		Principal Executive Officer	June 7, 2013

/s/ Charles E. Monts Charles E. Monts		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	NORTEK, INC.	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

LT SALE CO., INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of LT Sale Co., Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ John. D. Humphrey John. D. Humphrey	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ William E. Pollock William E. Pollock	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

MAGENTA RESEARCH LTD.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Magenta Research Ltd. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Keith Powell Keith Powell	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Sean Burke Sean Burke	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

MAMMOTH, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Mammoth, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Brian J. Smith Brian J. Smith	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Eric Roberts Eric Roberts	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

NORDYNE LLC

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Nordyne LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David J. LaGrand David J. LaGrand		Principal Executive Officer	June 7, 2013

/s/ Edward P. Davies Edward P. Davies		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	NORTEK, INC.	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

NORDYNE INTERNATIONAL, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of NORDYNE International, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Edward P. Davies Edward P. Davies	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Hector Henriette Hector Henriette	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

NORTEK INTERNATIONAL, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Nortek International, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director and Principal Executive Officer	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director, Principal Financial Officer and Principal Accounting Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013

NUTONE LLC

By:	/s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

****

POWER OF ATTORNEY

The undersigned officers of NuTone LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ David J. Pringle David J. Pringle		Principal Executive Officer	June 7, 2013

/s/ John E. Pendergast John E. Pendergast		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

	NORTEK, INC.	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

OPERATOR SPECIALTY COMPANY, INC.

By:	/s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Operator Specialty Company, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Charles E. Monts Charles E. Monts	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Sean Burke Sean Burke	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013

PACIFIC ZEPHYR RANGE HOOD INC.

By:	/s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Pacific Zephyr Range Hood Inc. hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Annie Siow Annie Siow	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Luke Siow Luke Siow	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

RANGAIRE GP, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Rangaire GP, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ John M. Pendergast /s/ John M. Pendergast	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ David L. Pringle David L. Pringle	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013

RANGAIRE LP, INC.

By:	/s/ Kevin W. Donnelly
	Name:	Kevin W. Donnelly
	Title:	Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of Rangaire LP, Inc., hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director and Principal Executive Officer	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director, Principal Financial Officer and Principal Accounting Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

TEMTROL, LLC

By:	/s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Temtrol, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Brian J. Smith Brian J. Smith		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Eric Roberts Eric Roberts		Principal Executive Officer	June 7, 2013

	CES GROUP, LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

TV ONE BROADCAST SALES CORPORATION

By:	/s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned directors and officers of TV One Broadcast Sales Corporation hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin W. Donnelly Kevin W. Donnelly	Director	June 7, 2013

/s/ Almon C. Hall Almon C. Hall	Director	June 7, 2013

/s/ Keith Powell Keith Powell	Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Sean Burke Sean Burke	Principal Executive Officer	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Providence, state of Rhode Island, on June 7, 2013.

ZEPHYR VENTILATION, LLC

By:	/s/ Kevin W. Donnelly
Name: Kevin W. Donnelly
Title: Vice President and Secretary

* * * *

POWER OF ATTORNEY

The undersigned officers of Zephyr Ventilation, LLC hereby appoint Kevin W. Donnelly, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Annie Siow Annie Siow		Principal Financial Officer and Principal Accounting Officer	June 7, 2013

/s/ Luke Siow Luke Siow		Principal Executive Officer	June 7, 2013

	BROAN-NUTONE LLC	Sole Member

By:	/s/ Kevin W. Donnelly		June 7, 2013
Kevin W. Donnelly
Vice President and Secretary

EXHIBIT INDEX

Exhibits marked with an asterisk (*) are filed herewith. The remainder of the exhibits have heretofore been filed with the SEC and are incorporated herein by reference.

2.1	Joint Plan of Reorganization of Nortek, Inc. filed with the United States Bankruptcy Court for the District of Delaware on December 4, 2009. (Exhibit 2.1 to Nortek, Inc. Form 10 filed April 15, 2010.)
2.2	Agreement and Plan of Merger dated as of December 3, 2010 among Ergotron, Inc., the Seller Representatives named therein, Nortek, Inc., and Eagan Acquisition Corporation. (Exhibit 2.1 to Nortek, Inc. Form 8-K filed December 6, 2010.)
2.3	Stock Purchase Agreement dated February 13, 2013 by and between Nortek, Inc. and APX Group, Inc. (Exhibit 2.1 to Nortek, Inc. Form 8-K filed April 1, 2013.)
4.1	Indenture dated as of April 26, 2011 between Nortek, Inc. and U.S. Bank National Association, as Trustee relating to the 8.5% Senior Notes due 2051 (Exhibit 10.2 to Nortek, Inc. Form 8-K filed April 28, 2011.)
4.2	Registration Rights Agreement, dated as of October 18, 2012, by and among Nortek, Inc., the Guarantors party thereto and UBS Securities LLC (Exhibit 4.1 to Nortek, Inc. Form 8-K filed October 19, 2012.)
*5.1	Opinion of Weil, Gotshal & Manges LLP.
*5.2	Opinion of Cohn Birnbaum & Shea P.C.
*5.3	Opinion of Faegre Baker Daniels LLP.
*5.4	Opinion of Holland & Hart LLP.
*5.5	Opinion of McAfee & Taft A Professional Corporation.
*5.6	Opinion of Rhoades McKee PC.
*5.7	Opinion of Wyatt, Tarrant & Combs, LLP.
*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
*23.1	Consent of Ernst & Young LLP – Boston, Massachusetts.
*23.2	Consent of Ernst & Young LLP – Salt Lake City, Utah.
*23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
*23.4	Consent of Cohn Birnbaum & Shea P.C. (included in Exhibit 5.2).
*23.5	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.3).
*23.6	Consent of Holland & Hart LLP (included in Exhibit 5.4).
*23.7	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.5).
*23.8	Consent of Rhoades McKee PC (included in Exhibit 5.6).
*23.9	Consent of Wyatt, Tarrant & Combs, LLP (included in Exhibit 5.7).
24.1	Power of Attorney (included in Signature Pages).
*25.1	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939.
*99.1	Form of Letter of Transmittal.